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                                                                    EXHIBIT 4(c)



                                LOAN AGREEMENT

          This Agreement dated as of February 1, 1995 by and between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico, (the "Authority") and Palma Real Associates, S.E., a partnership organized under the laws of the Commonwealth of Puerto Rico (the "Borrower").

                                  WITNESSETH

          WHEREAS, by Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended, the Authority was created a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico; and

          WHEREAS, the Authority is authorized under the Act to borrow money and issue bonds therefor for the purpose of paying costs incurred in connection with the acquisition, construction, development, equipping, installation and improvement of industrial facilities and paying such obligations and liabilities in connection therewith, for the purpose of constructing, installing and improving, making additions or extensions thereto or rehabilitating, remodeling or modernizing such facilities;

          WHEREAS, the principal of and the premium, if any, and the interest on the bonds shall be payable solely from the funds provided by the Borrower; and

          WHEREAS, in order to secure the prompt and faithful performance of the Borrower, Wal-Mart Stores, Inc. (the "Guarantor") has entered into a Guaranty Agreement (as hereinafter defined) dated the Date of Issuance (as hereinafter defined) with the Authority, pursuant to which the Guarantor will guaranty the payment of the principal of and interest on the Bonds in accordance with their terms up to the then current Enhancement Amount (as hereinafter defined); and

          WHEREAS, the Authority has entered into a Trust Agreement (as hereinafter defined), dated the Date of Issuance, with Banco Popular de Puerto Rico, as Trustee, for the purpose of authorizing the issuance of $43,450,000 aggregate principal amount of its Industrial Revenue Bonds, 1995 Series A (Plaza Palma Real Project) (the "Bonds"); and

          WHEREAS, the Authority is entering into this Agreement with the Borrower to provide funds for: (i) the financing of the acquisition, construction, development, equipping, installation and improvement of the Shopping Center (as hereinafter defined); (ii) the deposit of the Reserve Fund Amount (as hereinafter defined) in

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the Reserve Fund (as hereinafter defined); and (iii) the payment of other costs, expenses and fees incurred in connection with the issuance of the Bonds (collectively, the "Project"); and

          WHEREAS, the Authority is issuing the Bonds to lend the proceeds thereof to the Borrower and to pay the Cost (as hereinafter defined) of the Project and the Borrower is obligated to pay, or cause to be paid, to the Authority amounts sufficient to pay the principal of, the premium, if any, and the interest on such Bonds.

          NOW, THEREFORE, in consideration of the respective premises and the respective representations and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.01.  DEFINITIONS.  As used in this Agreement and unless
                         -----------
otherwise expressly indicated, or unless the context clearly requires otherwise:

          (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

          (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Act" shall mean Act No. 121 of the Legislature of the Commonwealth, approved June 27, 1977, as amended, and all future acts supplemental thereto or amendatory thereof.

          "Act of Bankruptcy" when used with respect to any Person shall mean the filing of a petition of bankruptcy by or against such Person or any other commencement of a bankruptcy or similar proceeding under any applicable bankruptcy, insolvency, reorganization or similar law as now or hereafter in effect.

          "Additional Indebtedness Debt Service Coverage Ratio" shall mean the quotient resulting from dividing, at the time of calculation, the Net Operating Income of the Shopping Center for the preceding twelve (12) month period, or if acceptable to the Rating Agency, projected over the next twelve (12) month period, by the amount necessary to pay the principal of and the interest on the Bonds and such additional Indebtedness at their highest scheduled amortization over any twelve (12) month period, and reviewed by an Independent Accountant.

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          "Additional Indebtedness Loan-to-Value-Ratio" shall mean the quotient, resulting from dividing, at the time of calculation, the then current Exposure Amount, plus the principal amount of any proposed additional Indebtedness, by the Appraised Value of the Shopping Center which has been reviewed by an Independent Accountant.

          "Administrative Fee" shall mean the single fee payable to the Authority in the amount of one percent (1%) of the principal amount of the Bonds.

          "Affiliate" shall mean, with respect to the Borrower, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Borrower and includes its subsidiaries. For the purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Appraisal" shall mean, at any time, and from time to time, the appraisal (or update of a prior appraisal) of the Shopping Center carried out by the Appraiser, made within one (1) year of the date on which it is to be used pursuant to the provisions hereof, reflecting such Appraiser's valuation of the market value of the Shopping Center in accordance with the general practice for the appraisal of properties of the same nature, including customary qualifications, and taking into consideration any outstanding or contemplated financing.

          "Appraised Value" shall mean, at any time, and from time to time, the then current appraised value of the Shopping Center as reflected in the most recent Appraisal.

          "Appraiser" shall mean, as applicable, Robert F. McCloskey & Associates, Vallejo & Vallejo, or any other appraiser acceptable to the Authority and the Rating Agency (in the case of the Rating Agency only until the then current Enhancement Amount is less than or equal to twenty five percent (25%) of the then current Exposure Amount), who shall be a member of the Appraisal Institute (MAI), duly licensed in the Commonwealth.

          "Authority" shall mean Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth and any successor thereto.

          "Authority Representative" shall mean each of the persons at the time designated to act on behalf of the Authority in a written certificate furnished to the Borrower and the Trustee containing

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the specimen signature of each such person and signed on behalf of the Authority by an authorized officer thereof.

          "Authorized Borrower Representative" shall mean each of the persons at the time designated to act on behalf of the Borrower by written certificate furnished to the Authority and the Trustee containing the specimen signature of such persons and signed on behalf of the Borrower by an authorized representative of the Borrower.

          "Bond Fund" shall mean the fund created by Section 501 of the Trust Agreement.

          "Bondholder" or "holder" shall mean the registered owner of any Bond issued under the provisions of Section 208 of the Trust Agreement.

          "Bonds" shall mean the bonds authorized to be issued under Section 208 of the Trust Agreement.

          "Borrower" shall mean Palma Real Associates, S.E., a partnership organized under the laws of the Commonwealth, and its successors and permitted assigns and any surviving, resulting or transferee corporation or other Person.

          "Business Day" shall mean any day of the year other than a Saturday, Sunday, or other day on which banks in San Juan, Puerto Rico are authorized or required by law or executive order to close.

          "Cash Collateral" shall mean the funds which shall be on deposit at any time or from time to time in the Collateral Fund, in an amount at least equal to the then current Enhancement Amount.

          "Casualty" shall have the meaning ascribed such term in Section 9.02 hereof.

          "Casualty and Condemnation Award Fund" shall mean the fund created by
Section 512 of the Trust Agreement.

          "Code" shall mean the United States Internal Revenue Code of 1986, and the rules and regulations thereunder, as the same may be amended or supplemented from time to time.

          "Collateral Assignment" shall mean the Collateral Assignment of Lessor's Interest in Leases dated the Date of Issuance between the Borrower and the Authority providing for the assignment as collateral of all Leases.

          "Collateral Documents" shall mean all or any portion of the following, as the context indicates: (i) the Mortgage; (ii) the Mortgage Note; (iii) the Collateral Assignment; and (iv) the Pledge Agreement.

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          "Collateral Fund" shall mean the fund created by Section 515 of the
Trust Agreement.

          "Commonwealth" shall mean the Commonwealth of Puerto Rico.

          "Completion Date" shall have the meaning ascribed such term in Section
3.06 hereof.

          "Cost" as applied to the Project, without intending thereby to limit or restrict any proper definition of such word under the Act, shall have the meaning set forth in Section 403 of the Trust Agreement.

          "Credit Enhancement" shall mean the Guaranty Agreement or the Letter of Credit, as applicable, so long as credit enhancement shall be required pursuant to the provisions of Section 4.01(e) and Section 4.01(f) hereof.

          "Date of Issuance" shall mean February __, 1995.

          "Debt Service Factor" shall equal 9.34.

          "Depositor" shall mean the Borrower, the Guarantor, the Letter of Credit Bank or any other Person who deposits the Cash Collateral in the Collateral Fund.

          "Depository" shall mean any Bank authorized to receive funds of the Commonwealth.

          "Enhancement Amount" shall mean the amount which shall be available from time to time for the Payment of the Bonds under the Credit Enhancement or in Cash Collateral, which amount shall on the Date of Issuance equal $43,473,608.75, representing the principal of and two hundred ten (210) days interest on the Bonds at 8.1%, less the Reserve Fund Amount, which amount shall be reduced on each Principal Payment Date to the principal amount of the Bonds then outstanding and two hundred ten (210) days simple interest thereon at 8.1%, less the Reserve Fund Amount, as such amount may be further reduced from time to time, initially upon Enhancement Amount Reduction Determination(s) and thereafter upon permitted Enhancement Amount Reduction Certifications or other Enhancement Amount Reduction Determinations.

          "Enhancement Amount Reduction Certification" shall mean, for such period as the then current Enhancement Amount shall be less than or equal to twenty five percent (25%) of the then current Exposure Amount, the reduction(s) in the Enhancement Amount, if any, resulting from a certification by the Independent Accountant, given in writing to the Trustee, providing: (i) the then current Lower Net Operating Income; (ii) the then current Unenhanced Amount;
(iii) the difference between the then current Exposure Amount and the then current Unenhanced Amount; and (iv) to the

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extent the amount in (iii) shall be positive, a certification that such amount plus two hundred ten (210) days' interest thereon at 8.1% is the new Enhancement Amount. The foregoing certification may contain customary qualifications for opinion letters by accountants.

          "Enhancement Amount Reduction Determination" shall mean the determination made at any time by the Rating Agency given in writing to the Trustee providing: (i) that the Enhancement Amount may be reduced or eliminated;
(ii) for the new Enhancement Amount, if any; (iii) that the Bonds will continue to be rated not lower than "A" after the reduction in the Enhancement Amount contemplated under (i) above; and (iv) to the extent that the Enhancement Amount shall be reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount, for the establishment of the Maximum Loan to Value Ratio and the Minimum Debt Service Coverage Ratio.

          "Event of Default" shall mean those events set forth in Section 7.01 of this Agreement.

          "Event of Taxability" shall have the meaning ascribed to such term in
Section 5.10 of this Agreement.

          "Exposure Amount" shall mean, at any time, the difference, if any, between the principal amount of and accrued but unpaid interest on the Bonds at such time Outstanding and the aggregate amount of funds deposited under the Trust Agreement which are available for the payment of principal and interest on the Bonds (including capitalized interest in the Project Fund, and any amounts therein after the Completion Date, Mandatory Project Termination Date or after notice by the Borrower that the Project will not be completed) without taking into account moneys, if any, in the Collateral Fund.

          "Government Obligations" shall mean: (i) direct obligations of, or obligations the principal of and the interest on which are unconditionally guaranteed by, the United States of America; and (ii) any certificates or other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i); provided that such certificates or other evidences of an ownership interest referred to in clause
(ii) are rated within the highest rating category issued by a nationally recognized statistical rating agency.

          "Guarantor" shall mean the Initial Guarantor and any Successor Guarantor, and any successor or assign thereof.

          "Guaranty Agreement" shall mean the Initial Guaranty Agreement and any Successor Guaranty Agreement, as the case may be.

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          "Indebtedness" shall mean:  (i) any debt for borrowed money; (ii)
obligations evidenced by bonds, debentures, notes or other similar instruments;
(iii) obligations to pay the deferred purchase price of property; and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, debt or obligations of others of the kinds referred to in clauses (i) through (iii) above.

          "Independent Accountant" shall mean Kevane, Peterson, Soto and Pasarell or any firm of certified public accountants of recognized standing in the Commonwealth, which may also be the firm which audits the books of the Borrower, which is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          "Industrial Facilities" shall have the meaning given to such term by
Section 3 of the Act.

          "Initial Guarantor" shall mean Wal-Mart Stores, Inc., a corporation organized under the laws of the State of Delaware, and any successors or assigns.

          "Initial Guaranty Agreement" shall mean that certain Guaranty, dated the Date of Issuance, between the Authority and the Guarantor providing for the Guarantor's guaranty of the Bonds up to the Enhancement Amount.

          "Initial Letter of Credit" shall mean the irrevocable, transferable, stand-by Initial Letter of Credit issued by the Initial Letter of Credit Bank in a form reasonably acceptable to the Trustee, for a minimum term of one (1) year and a maximum term of two (2) years, in an amount sufficient to cover the then current Enhancement Amount.

          "Initial Letter of Credit Bank" shall mean a banking association, bank or trust company or branch or agency thereof that meets the Rating Requirement and issues the Initial Letter of Credit.

          "Interest Payment Dates" shall mean the first (1st) of each month commencing March first (1st), nineteen ninety five (1995).

          "ITA" shall mean the Puerto Rico Income Tax Act of 1954, as amended.

          "Leases" shall mean all leases between the Borrower, as lessor, and the respective lessees, for lease of commercial space in the Shopping Center, as set forth in Exhibit A to the Collateral Assignment, and any leases which the Borrower may enter into in the future pertaining to the Shopping Center.

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          "Letter of Credit" shall mean the Initial Letter of Credit or any
Successor Letter of Credit, as the case may be.

          "Letter of Credit Bank" shall mean the Initial Letter of Credit Bank during the term of the Initial Letter of Credit and thereafter shall mean the issuer of any Successor Letter of Credit during the term of such Successor Letter of Credit.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any similar statement under the laws of the Commonwealth (other than informational filings in respect of equipment leased under any lease not intended as security, within the meaning of the Uniform Commercial Code or the laws of the Commonwealth).

          "Lower Net Operating Income" shall mean in connection with an Enhancement Amount Reduction Certification, the lowest Net Operating Income for either of the two (2) twelve (12) month periods comprised within any twenty-four
(24) month period preceding the date of such request, determined within one hundred eighty (180) days of the date presented for use hereunder, all such amounts as audited by the Independent Accountant.

          "Managing Partner" shall mean, initially, Mark B. Davis, the current managing partner of the Borrower, or any successor managing partner of the Borrower, from time to time, as the case may be.

          "Mandatory Project Termination Date" shall have the meaning ascribed such term in Section 3.06 hereof.

          "Maximum Loan to Value Ratio" shall mean the loan to value ratio established by the Rating Agency on or after the time the then current Enhancement Amount is reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount pursuant to an Enhancement Amount Reduction Determination, or any such higher ratio as the Rating Agency may, in its sole discretion, deem appropriate, at any time thereafter, and confirmed in writing to the Trustee.

          "Minimum Debt Service Coverage Ratio" shall mean the debt service coverage ratio established by the Rating Agency on or after the time the then current Enhancement Amount is reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount pursuant to an Enhancement Amount Reduction Determination, or such lower ratio as the Rating Agency may, in its sole discretion, deem appropriate, at any time thereafter, and confirmed in writing to the Trustee.

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          "Mortgage" shall mean the mortgage on the Mortgaged Property as more fully described therein, from the Borrower, as mortgagor, to the Authority as mortgagee, constituted by Deed Number __ executed before Notary Public, Javier Ferrer Canals, on the Date of Issuance.

          "Mortgage Note" shall mean the mortgage note secured by the Mortgage to be given by the Borrower in pledge to the Authority.

          "Mortgaged Property" shall mean all the mortgaged properties as defined or described in the Mortgage.

          "Net Condemnation Proceeds" shall have the meaning ascribed such term in Section 9.02(d) hereof.

          "Net Insurance Proceeds" shall have the meaning ascribed such term in
Section 9.02 hereof.

          "Net Operating Income" shall mean, for any twelve (12) month period, after commencement of operations at the Shopping Center, the gross revenues of the Shopping Center (including interest on the monies in the Reserve Fund) for such period less the operating expenses of the Shopping Center (including the Trustee's fees, management fees, leasing commissions, and the cost of tenant improvements (such leasing commissions and tenant improvement costs being amortized in accordance with generally accepted accounting principles consistently applied), reserves and any other expenses incurred in the operation of the Shopping Center) for such period (before debt service on the Bonds and any other Indebtedness for such period, and excluding depreciation, amortization and other similar non-cash items for such period), all such amounts as audited by an Independent Accountant.

          "Official Statement" shall mean the Official Statement dated February __, 1995, relating to the offer and sale of the Bonds.

          "Partner Debt" shall mean Indebtedness of the Borrower in favor of one or more of the partners of the Borrower, which shall, at all times, and in all respects, be subject and subordinate to the Mortgage, shall not be subject to foreclosure or acceleration so long as any of the Bonds shall remain Outstanding, and for 366 days after the Bonds have been paid in full; and, the Partners, as holders of such Indebtedness, shall assign all rights to vote as a creditor of the Borrower, in a bankruptcy by or against the Borrower, to the Trustee, for the benefit of the Bondholders.

          "Payment Date" shall mean each of the Interest Payment Dates, each of the Principal Payment Dates, and each of the dates the principal of any Bond, and premium, if any, becomes due and payable whether at maturity, redemption, acceleration or otherwise.

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          "Payment of the Bonds" shall mean payment of the principal of, interest and premium, if any, on all the Bonds in accordance with their terms, whether through payment at maturity or redemption or provision for such payment in such a manner that the Bonds shall be deemed to have been paid under Section 1301 of the Trust Agreement.

          "Permitted Letter of Credit Deposit" shall mean the deposit of the entire amount available under the Letter of Credit into the Collateral Fund through a final drawing made by the Trustee prior to the expiration thereof as required by Section 4.09(d) hereof.

          "Permitted Lien" shall mean: (i) the statutory mortgage constituted in favor of the Commonwealth and its corresponding municipalities for land taxes not yet subject to fines, penalties, interests or costs for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 12 of the Pledge Agreement; (ii) defects, irregularities, minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines or other similar purposes existing on the date hereof or hereafter created and necessary for the operation of the Shopping Center; and (iii) those non-mortgage Liens which are superior to the Mortgage and described therein and Leases to which the Mortgage may be subordinated in the future pursuant to Section 5.16 hereof.

          "Plans and Specifications" shall mean the final construction plans and specifications for the Shopping Center, as the same may be revised from time to time, prior to the completion of the Shopping Center in accordance with this Agreement.

          "Pledge Agreement" shall mean that certain Pledge Agreement relating to the Mortgage Note, dated the Date of Issuance between the Authority, as pledgee, and the Borrower, as pledgor.

          "Preliminary Official Statement" shall mean the Preliminary Official Statement dated January 17, 1995 relating to the offer and sale of the Bonds.

          "Principal Payment Dates" shall mean January 1 and July 1 of each year, commencing January 1, 1996.

          "Project" shall mean: (i) the acquisition, construction, development, equipping, installation and improvement of the Shopping Center; (ii) the deposit of the Reserve Fund Amount in the Reserve Fund; and (iii) the payment of other costs, expenses and fees incurred in connection with the issuance of the Bonds.

          "Project Fund" shall mean the fund created by Section 401 of the Trust Agreement.

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          "Qualified Bondholder" shall have the meaning ascribed such term in
Section 5.10(b) hereof.

          "Rating Agency" shall mean Duff & Phelps Credit Rating Co. and its successors in interest and any resulting, surviving or transferee entity or any other nationally recognized securities rating service.

          "Rating Requirement" shall mean in connection with the issuance of a Letter of Credit or a Successor Guaranty Agreement, as applicable, the requirement that the issuer of such instrument be an entity whose long term debt obligations are rated in one of the three (3) highest rating categories (without regard to any gradations within any such category by numerical qualifier or otherwise) by the Rating Agency, at the time of delivery of such Letter of Credit or Successor Guaranty Agreement.

          "Related Document" shall mean, individually or collectively as the case may be, any or all of the Bonds, the Trust Agreement, the Mortgage, the Mortgage Note, the Collateral Assignment, the Pledge Agreement and the Bond Purchase Agreement.

          "Release Debt Service Coverage Ratio" shall mean the quotient resulting from dividing, at the time of calculation, the Net Operating Income of the Project for the then previous twelve (12) month period (or, if acceptable to the Rating Agency, in its sole discretion, for the then forthcoming twelve (12) month period), after taking into consideration the reduction in actual (or projected) Net Operating Income available to service the Bonds and any additional Indebtedness due to any requested release(s) from the Mortgage, by the amount necessary to pay the principal of and interest on the Bonds and any additional Indebtedness scheduled for payment over the same twelve (12) month period for which the Net Operating Income was calculated, as reviewed by an Independent Accountant.

          "Release Loan-to-Value-Ratio" shall mean the quotient resulting from dividing, at the time of calculation, the then current Exposure Amount by the Appraised Value of the Project as determined by an Appraiser no later than one
(1) year prior to such time, after taking into consideration the reduction in Appraised Value due to any requested release(s) from the Mortgage, as reviewed by an Independent Accountant.

          "Reserve Fund" shall mean the fund created by the provisions of
Section 509 of the Trust Agreement.

          "Reserve Fund Amount" shall have the meaning set forth in Section 4.01(b)(ii) of this Agreement.

          "Restoration" shall have the meaning ascribed such term in Section
9.02 of this Agreement.

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

          "Shopping Center" shall mean the commercial shopping center, parking areas and tangible properties to be owned and operated by the Borrower, to be known as "Plaza Palma Real" on the Mortgaged Property located in Humacao, Puerto Rico and includes any substitutions therefor or additions thereto or deletions therefrom.

          "Successor Guarantor" shall mean an entity that meets the Rating Requirement and issues the Successor Guaranty Agreement.

          "Successor Guaranty Agreement" shall mean the irrevocable, transferable, continuous guarantee, reasonably acceptable in form and substance to the Trustee substantially similar to the Initial Guaranty Agreement, in an amount sufficient to cover the then current Enhancement Amount.

          "Successor Letter of Credit" shall mean the irrevocable, transferable, stand by letter of credit, reasonably acceptable in form to the Trustee, substantially similar to the Initial Letter of Credit, for a minimum term of one
(1) year and a maximum term of two (2) years in an amount sufficient to cover the then current Enhancement Amount.

          "Successor Letter of Credit Bank" shall mean the issuer of the Successor Letter of Credit that meets the Rating Requirement.

          "Taking" shall have the meaning ascribed such term in Section 9.02(c) hereof.

          "Title Insurance" shall have the meaning ascribed such term in Section 3.07(n) of this Agreement.

          "Total Casualty" shall have the meaning ascribed such term in Section 9.02(a) hereof.

          "Total Taking" shall have the meaning ascribed such term in Section 9.02(d)(i) hereof.

          "Trust Agreement" shall mean the Trust Agreement dated the Date of Issuance by and between the Authority and the Trustee, as the same may be amended or supplemented in accordance with the terms hereof.

          "Trustee" shall mean the bank or trust company at the time serving as Trustee under the Trust Agreement.

          "Trustee Fees" shall mean fees payable to the Trustee pursuant to the Trust Agreement.

          "Underwriter" shall mean PaineWebber Incorporated of Puerto Rico.

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          "Unenhanced Amount" shall mean the lower of: (i) the product of the
Appraised Value and the Maximum Loan to Value Ratio; and (ii) the amount derived by dividing (x) the quotient resulting from dividing the Lower Net Operating Income by the Debt Service Factor, by (y) the Minimum Debt Service Coverage Ratio.

          Section 1.02. RULES OF CONSTRUCTION.
                        ---------------------

          (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

          (b) Unless the context shall otherwise indicate, the words "Bond", "owner", "holder" and "Person" shall include the plural as well as the singular number, "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and "holder" and "Bondholder" when used herein with respect to Bonds shall mean the registered owner of Bonds at the time issued and outstanding under the Trust Agreement.

          (c) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the Payment of the Bonds at their stated maturity.

          (d) The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

          (e) All references herein to particular articles, sections or exhibits, are references to articles, sections or exhibits of this Agreement unless some other reference is established.

          (f) Except as provided in Section 8.04 hereof, any inconsistencies between the provisions of this Agreement and the provisions of the Trust Agreement shall be resolved in favor of the provisions of the Trust Agreement.

          (g) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, as promulgated by the American Institute of Certified Public Accountants, applied on a basis consistent with the financial statements of the Borrower delivered to the Authority (except for changes approved by the Borrower's Independent Accountant).

                                  ARTICLE II

                                REPRESENTATIONS

          Section 2.01.  REPRESENTATIONS BY THE AUTHORITY.
                         --------------------------------

          The Authority represents that:

          (a) It is a duly constituted and existing body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth, established under the Act.

          (b) Under the provisions of the Act, the Authority is duly authorized to enter into, execute and deliver this Agreement, and the Related Documents to which it is a party, to undertake the transactions contemplated hereby and thereby and to carry out its obligations hereunder and thereunder.

          (c) By duly adopted resolution, the Authority has duly authorized the execution and delivery of this Agreement, the Trust Agreement and the Related Documents to which it is a party, and the issuance and sale of the Bonds.

          (d) Under existing law, all payments received by the Authority pursuant to this Agreement are exempt from taxation by the Commonwealth.

          (e) The Authority shall not submit the statement provided in Section 149(c)(2) of the Code with respect to the Bonds.

          Section 2.02.  REPRESENTATIONS BY THE BORROWER. The Borrower
                         -------------------------------
 represents and warrants to the Authority as follows:

          (a)  Due Organization.  It is a partnership duly organized and validly
               ----------------
existing under the laws of the Commonwealth and duly qualified to do business in the Commonwealth, has made an election to be treated as a special partnership under Supplement P of the ITA, has all necessary power and authority to own its properties and to conduct its business as presently conducted or as proposed to be conducted, and to enter into and perform this Agreement and the Related Documents to which it is a party and possesses or will possess all material licenses and approvals necessary for the conduct of its business, as so described.

          (b) No Violation.  The execution, delivery and performance  by the
              ------------
Borrower of this Agreement and the Related Documents to which it is a party, have been duly authorized by all necessary partnership action, and do not and will not violate any law or any regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to the Borrower, or result in a breach of any of the material terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the assets of the Borrower (except as contemplated hereby and by the Related Documents) pursuant to the terms of Borrower's partnership agreement as now in effect, or any mortgage, indenture, license, approval, agreement, instrument or document to which the Borrower is a party or by which it or any of its properties is bound.

          (c)  Consents.  All authorizations, consents and approvals  of,
               --------
notices to, registrations or filings with or other actions in respect of or by, any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Borrower of this Agreement and the Related Documents to which it is a party have been or will be duly obtained or given and are or will be in full force and effect.

          (d)  Enforceability.  Assuming the due authorization and execution of
               --------------
the other parties thereto, this Agreement and each Related Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or any similar laws affecting creditors' rights generally, and by equitable principles affecting the availability of remedies in the nature of specific performance.

          (e)  No Litigation.  There is no action, suit, proceeding,  inquiry or
               -------------
investigation before or by any court, public board or body pending or, to the knowledge of the Borrower, threatened against the Borrower wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Borrower or the transactions contemplated by this Agreement or the Related Documents or which would adversely affect the validity or enforceability of, or the authority or ability of the Borrower to perform its obligations under this Agreement and the Related Documents to which it is a party.

          (f)  No Defaults.  The Borrower is not in default under  its
               -----------
partnership agreement as now in effect or any law or any regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to the Borrower, and no material default has occurred and is continuing under any debt instrument or any indenture or other agreement or instrument governing the outstanding debt of the Borrower, or any other contract, agreement or instrument to which it is a party or by which the Borrower or its property is bound, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a material default.

          (g)  Financial Statements.
               --------------------

               (1) The financial statements of the Borrower dated December 31, 1993, certified by Kevane, Peterson, Soto & Pasarell, Independent Accountant, copies of which have been delivered to the Authority, fairly present the financial position of the Borrower as of such date, in conformity with generally accepted accounting principles consistently applied.

                    (2) The Borrower has no contingent obligations, liabilities for taxes or other outstanding liabilities or obligations, fixed or contingent, which are material, individually or in the aggregate, except as disclosed in the financial statements described in clause (1) above. Since the date of such financial statements there has been no material adverse change in the condition (financial or other), business, operations or prospects of the Borrower.

          (h)  Disclosure.  As of the date hereof, the representations and
               ----------
warranties herein contained and in the Related Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

          (i)  Title; Liens.  The Borrower has and will continue to have after
               ------------
giving effect to the transactions contemplated hereby good, legal, recordable, marketable, fee simple (pleno dominio), and insurable title to the Mortgaged Property and, except for Permitted Liens and as contemplated or permitted hereby or by the Related Documents or reflected in the Title Insurance, the Mortgaged Property are subject to no Liens, except for Permitted Liens.

          (j)  Compliance.  The Shopping Center and the use, occupancy,
               ----------
operation and condition thereof are or will be in compliance in all material respects with all applicable governmental laws, rules and regulations; there are no material violations or notices or other records of violation of any zoning, health, safety, building, environmental, or other statute, ordinance or restriction affecting all or any part of the Mortgaged Property or any use or condition thereof; all certificates, permits, licenses and authorizations required for the construction, use and occupancy of the Shopping Center have been or will be obtained and are or will be in full force and effect; and there is no governmental proceeding, investigation or inquiry, pending or, to Borrower's knowledge, threatened, to condemn, purchase or otherwise acquire all or any part of the Mortgaged Property.

          (k)  Other Representations and Warranties.  The Borrower hereby makes
               ------------------------------------
to the Authority each of the representations and warranties made by the Borrower and contained in the Related

Documents to which it is a party as if such representations and warranties were set forth in full herein.

          (l)  Industrial Facilities.  The Borrower intends to cause the
               ---------------------
Shopping Center to be operated as Industrial Facilities.

          (m)  Gross Income.  For the three (3) year period preceding the Date
               ------------
of Issuance, or such lesser period as the Borrower has been in existence, more than twenty percent (20%) of the Borrower's gross income has been derived from Commonwealth sources within the meaning of the Code and no part of its gross income is related to the active conduct of a trade or business in the United States or otherwise outside of the Commonwealth.

          (n)  Sole Purpose.  The Borrower is not engaged in any business other
               ------------
than the operation of the Shopping Center and does not own or operate and does not intend, so long as any Bonds are outstanding, to engage in, or otherwise own or operate any other business or any properties or assets other than the Shopping Center and those properties or assets directly relating to the operation thereof.

                                  ARTICLE III

                             ISSUANCE OF THE BONDS

          Section 3.01.  CONSTRUCTION OF THE PROJECT.  The Authority agrees to
                         ---------------------------
lend to the Borrower funds to be used to pay, solely from the proceeds of the Bonds and other moneys made available by the Borrower, the Cost of the Project. The Borrower will cause the Shopping Center to be constructed substantially in accordance with the Plans and Specifications with all reasonable dispatch; but if for any reason such construction shall be delayed or shall not be completed there shall be no resulting diminution in or postponement of the payments required under this Agreement to be paid by the Borrower.

          Section 3.02.  REVISION OF DESCRIPTION OF THE PROJECT.  The Borrower
                         --------------------------------------
may cause the description of the Project to be revised from time to time; provided, however, no change in the description of the Project shall be inconsistent with the representations incorporated by reference in subsection
(l) of Section 2.02 hereof, and in the case of any change that would render materially inaccurate the description of the Project, there shall be delivered to the Trustee and the Authority (i) a new description which shall have been certified by an Authorized Borrower Representative, and (ii) approvals, if any, required by the Act.

          Section 3.03.  AGREEMENT TO ISSUE THE BONDS.  The Authority agrees
                         ----------------------------
that it will use its best efforts to issue, sell and deliver the Bonds to the Underwriter. The proceeds from the sale of the Bonds (including accrued interest) shall be delivered to the

Trustee for deposit in accordance with Section 208 (D) of the Trust Agreement.

          Section  3.04.  DISBURSEMENTS FROM PROJECT FUND.  The Authority and
                          -------------------------------
the Borrower hereby agree that the moneys in the Project Fund shall be applied to the payment of the Cost of the Project as described in Section 3.01 above, and otherwise as provided in accordance with Article IV of the Trust Agreement, and substantially to the extent of the estimates of the Cost of the Project set forth in the application filed with the Authority, as such application may be amended from time to time, and such moneys shall be invested and reinvested in accordance with the Trust Agreement.

          Section  3.05.  BORROWER REQUIRED TO PAY COST OF THE PROJECT. If the
                          --------------------------------------------
moneys in the Project Fund available for the payment of the Cost of the Project should not be sufficient to pay or cause to be paid the Cost of the Project, the Borrower agrees to complete the Project and pay all that portion of the Cost of the Project as may be in excess of the moneys available therefor in the Project Fund. The Authority does not make any warranty, either express or implied, that the monies which will be paid into the Project Fund will be sufficient to pay the Cost of the Project. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should pay or cause to be paid any portion of the Cost of the Project, it shall not be entitled to any reimbursement therefor from the Authority or from the Trustee, and that it shall not be entitled to any abatement, diminution or postponement of the payments to be made pursuant to Article IV of this Agreement.

          Section 3.06.  ESTABLISHMENT OF COMPLETION DATE; VERIFICATION OF COST
                         ------------------------------------------------------
OF THE PROJECT.  The Completion Date for the construction of the Project (the
- --------------
"Completion Date") shall be evidenced to the Trustee by a certificate delivered to the Trustee, not later than the last day of the thirty sixth (36th) month succeeding the Date of Issuance (the "Mandatory Project Termination Date") and signed by an Authorized Borrower Representative, setting forth the Cost of the Project and stating that, except for amounts not then due and payable or the liability for the payment of which is being contested or disputed by the Borrower, the acquisition, construction, equipping, installation and improvement of the Shopping Center has been completed and the Cost of the Project has been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights the Borrower may have against third parties which exist at the date of such certificate or which may subsequently come into being. In addition, the Borrower shall provide to the Authority and the Trustee: (i) a certificate of an architect (the "Architect's Certificate") duly licensed to practice in the Commonwealth to the effect that the construction, equipping, installation and improvement of the Shopping Center has been completed, such completion conforming substantially to the Plans and

Specifications; and (ii) a Certificate of Use; and (iii) evidence that all mechanics, materialmen and suppliers providing labor or services to the Project have been paid in full; and (iv) the bring down of Title Insurance covering the Shopping Center.


          The Borrower shall furnish to the Authority, within one hundred and twenty (120) days after the end of the Borrower's fiscal year during which the Shopping Center is completed, a written statement prepared by an Independent Accountant verifying the Cost of the Project.

          Section  3.07.  CONDITIONS PRECEDENT TO ISSUANCE OF THE   BONDS.  The
                          -----------------------------------------------
obligation of the Authority to issue the Bonds is subject to the condition precedent that the Authority shall have received, on or before the Date of Issuance the following, each dated such date (except as to dates on those documents delivered pursuant to paragraphs (c), (e), (i), (j), (k), (l), (m),
(n), (o), (p), (q) and (s) of this Section 3.07), and each in form and substance satisfactory to the Authority and its counsel:

          (a) Certifications, in form and substance satisfactory to the Authority, of the Managing Partner of the Borrower as to the resolutions approving this Agreement and the Related Documents and the transactions contemplated hereby and thereby and as to such other matters as the Authority may reasonably request.

          (b) a certificate of an Authorized Borrower Representative certifying the names and true signatures of the representatives of the Borrower authorized to execute on behalf of the Borrower this Agreement and the Related Documents to which the Borrower is a party and the other documents to be delivered by the Borrower in connection herewith and therewith.

          (c) a certified copy of the Borrower's partnership agreement, together with all amendments thereto.

          (d) an opinion of Letvia M. Arza Goderich, Esq., counsel for the Borrower, pertaining to the due authority of the Borrower to enter into this Agreement and the Related Documents and as to such other matters as the Authority and the Rating Agency shall reasonably request.

          (e) a certificate of the Trustee, delivered pursuant to the Bond Purchase Agreement dated the Date of Issuance among the Underwriter, the Borrower and the Authority, relating to its authorization to so act and such other matters as shall reasonably be requested.

          (f) an opinion of Martinez Odell & Calabria, Bond Counsel, delivered pursuant to the Bond Purchase Agreement.

          (g) an opinion of counsel, who may be counsel to the Underwriter, to the effect that the Bonds are exempt from the registration requirements of the Securities Act of 1933 and the Commonwealth's Uniform Securities Act.

          (h)  an executed copy of each of the following:

               (i)  the Trust Agreement;

              (ii)  the Mortgage;

             (iii)  the Mortgage Note;

              (iv)  the Collateral Assignment;

               (v)  the Pledge Agreement;

              (vi)  the Guaranty Agreement;

             (vii)  the Bond Purchase Agreement; and

            (viii)  each other Related Document (other than the Bonds).

          (i) An executed copy of each document delivered pursuant to Section 208 of the Trust Agreement and each document delivered pursuant to the Bond Purchase Agreement.

          (j) Evidence, in form and substance satisfactory to the Authority and its counsel, that the Borrower has good, legal, recordable, marketable, fee simple, and insurable title in and to the Mortgaged Property, and that the Mortgage is a first priority lien on the Mortgaged Property.

          (k) Copies of a survey of the Mortgaged Property, in form and substance satisfactory to the Authority and Bond Counsel, certified to the Authority within ninety (90) days prior to the Date of Issuance by an independent surveyor reasonably satisfactory to the Authority and licensed in the Commonwealth.

          (l) Copies of all applicable governmental permits, licenses and approvals relating to the construction of the Shopping Center.

          (m) A letter from the Rating Agency issuing a rating of no less than "A" for the Bonds.

          (n) A mortgage title insurance policy or binder therefor in an amount equal to the aggregate principal amount of the Mortgage Note, issued by an insurer qualified to do business in the Commonwealth and naming the Authority and the Trustee as beneficiaries and insuring that the Mortgage constitutes a first lien on the Mortgaged Property (the "Title Insurance"), subject only to Liens contemplated or permitted by this Agreement and the Related Documents.

          (o) evidence that the insurance requirements of Section 9 of the Pledge Agreement have been complied with and that the Authority and the Trustee have been added to the endorsements thereof as additional insureds and loss payees and as otherwise may be required by Section 9(b)(iii) of the Pledge Agreement.

          (p) The Borrower shall have delivered an environmental report pertaining to the environmental condition of the Mortgaged Property, in form and substance reasonably acceptable to the Authority.

          (q) The Borrower shall have delivered a negative tax debt certificate from the Commonwealth Treasury Department.

          (r) An opinion of Conners & Winters, counsel to the Guarantor, pertaining to the due authority of the Guarantor to enter into the Guaranty Agreement, the effectiveness of the Registration Statement pertaining to the Initial Guaranty Agreement filed with the Securities Exchange Commission and the Office of the Commissioner of Financial Institutions of the Commonwealth and as to such other matters as the Authority shall reasonably request.

          (s) Such other documents, instruments, opinions, and approvals as the Authority shall have reasonably requested.

          Section 3.08.  ADDITIONAL CONDITIONS PRECEDENT TO ISSUANCE OF THE
                         --------------------------------------------------
BONDS.  The obligation of the Authority to issue the Bonds shall be subject to
- -----
the further conditions precedent that on the Date of Issuance:

          (a) The following statements shall be true and correct in all material respects and shall be deemed to have been represented by the Borrower as being true and correct on the Date of Issuance and the Authority shall have received a certificate, signed on behalf of the Borrower by an Authorized Borrower Representative, dated the Date of Issuance, stating that:

               (i)   The representations and warranties contained in Section
2.02 of this Agreement are true and correct in all material respects on and as of the Date of Issuance, as though made on and as of the Date of Issuance, and

               (ii) No event has occurred and is continuing, or would result from the issuance of the Bonds, or the other transactions contemplated hereby, which constitutes an Event of Default or would constitute an Event of Default but for the giving of notice or the lapse of time hereunder.

          (b) There shall have been paid, or there shall have been provided for the payment of, all mortgage recording fees or filing fees and there shall have been given, or taken, any notice or any other similar action, as may be necessary or, to the extent requested by the Authority or its counsel, advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of the Authority and the Trustee, created by this Agreement and the Related Documents, subject only to Permitted Liens and such other Liens contemplated or permitted by this Agreement or the Related Documents and the Authority shall have received evidence satisfactory to it and its counsel of all of the foregoing.

                                  ARTICLE IV

                    LOAN BY THE AUTHORITY TO THE BORROWER;
                     REPAYMENT; EXPENSES; INDEMNIFICATION

          Section 4.01.  LOAN BY THE AUTHORITY; REPAYMENT.
                         --------------------------------
          (a) Upon the terms and conditions of this Agreement, the Authority shall loan the Borrower the proceeds of the sale of the Bonds. The principal amount of the loan shall be equal to the aggregate principal amount of the Bonds.

          (b) The Borrower agrees to repay the loan in accordance with the provisions of this Agreement. The Borrower will:

               (i) with respect to each Payment Date, pay such amounts which together with all other moneys available therefor in the Bond Fund, will be sufficient to pay on such date:

                     (A) all interest which will then become due and payable on the Bonds, and

                     (B) the principal amount of Bonds and premium, if any, which will then become due and payable; and

               (ii) pay such amounts which will cause the moneys deposited with the Trustee to the credit of the Reserve Fund which equal in the aggregate at least $2,029,403.75 (the "Reserve Fund Amount") whenever required to pursuant to the provisions hereof.

          (c) So long as any Bond is Outstanding, the Borrower agrees to pay to the Trustee for deposit:

               (i) to the credit of the Bond Fund on the fifteenth day of each month commencing on February 15, 1995, an amount equal to the amount of interest on the Bonds to become due and payable on the next ensuing Interest Payment Date;

               (ii) to the credit of the Bond Fund on the fifteenth day of each month commencing July 15, 1995, one-sixth (1/6th) of the amount of principal of the Bonds to become due and payable (whether at maturity or redemption pursuant to Section 301(f) of the Trust Agreement) on the next ensuing Principal Payment Date;

               The payment due in clauses (c)(i) and (c)(ii) above, on the month immediately preceding each Payment Date shall be for an aggregate amount that, together with moneys then on deposit in the Bond Fund, shall be sufficient to pay the interest and principal of the Bonds which is due and payable on such Payment Date.

               (iii) to the credit of the Reserve Fund the amounts it is required to pay under subsection (b)(ii) of this Section for deposit in the Reserve Fund no later than 11:00 A.M., Atlantic Standard Time, not later than the tenth (10th) Business Day immediately succeeding the date that the Trustee notifies the Borrower of a deficiency in the Reserve Fund Amount (a "Reserve Fund Deficiency Notice") after having made a determination of the moneys then to credit of the Reserve Fund in accordance with Section 511(D) of the Trust Agreement.

               (iv) to the extent that for whatever reason the amounts on deposit in the Bond Fund pursuant to the payments made in accordance with clauses (c)(i) and (c)(ii) above shall not, by the fifth (5th) Business Day immediately preceding each Payment Date, equal an aggregate amount sufficient to pay the interest on, principal and premium, if any, on the Bonds due and payable on such Payment Date, then the Borrower shall deposit no later than 11:00 a.m. Atlantic Standard Time, on the Business Day immediately preceding such Payment Date an amount which together with amounts then on deposit in the Bond Fund will be sufficient to make the payments then due.

          (d) The Borrower shall pay the amounts it is required to pay under this Section 4.01 directly to the Trustee for deposit in the Bond Fund. The Trustee shall not use any of the amounts deposited in the Bond Fund pursuant to this Section for any purpose other than the payment of principal of and interest and premium, if any, on the Bonds, payable on the date with respect to which such amounts were deposited and as otherwise provided in the Trust Agreement.

          For purposes of this Section 4.01, a drawing by the Trustee under the Credit Enhancement or Cash Collateral, if any is then outstanding, to the extent made and applied to the payment of the principal amount of and interest on the Bonds, will be deemed to satisfy the obligations of the Borrower under this
Section 4.01.

          (e)  To secure its obligation to make the payments required under this
Section 4.01, the Borrower agrees to cause the Initial Guaranty Agreement to be issued and delivered to the Trustee on or prior to the date of the delivery of and payment for the Bonds. The Initial Guaranty Agreement shall be in an amount equal to the Enhancement Amount. The Initial Guaranty Agreement may be substituted by the Borrower at any time for a Letter of Credit, Successor Guaranty Agreement or Cash Collateral in an amount equal to the then current Enhancement Amount, subject in each instance to the conditions set forth in Section 4.09(a), Section 4.09(b) and Section 4.09(c), respectively hereof.

          (f) The applicable Credit Enhancement or the Cash Collateral and the Enhancement Amount at any time available thereunder for the Payment of the Bonds may be reduced from time to time, initially upon an Enhancement Amount Reduction Determination(s) and thereafter upon permitted Enhancement Amount Reduction Certification(s) or other Enhancement Amount Reduction Determinations. Any such reduction in the Enhancement Amount, resulting from either (i) Enhancement Amount Reduction Determination(s), or (ii) Enhancement Amount Reduction Certification(s) shall irrevocably reduce the Enhancement Amount available under the pertinent Credit Enhancement or the Cash Collateral effective upon receipt thereof in writing by the Trustee. The Borrower may cause there to be delivered to the Trustee, from time to time, until the Enhancement Amount is reduced to zero, additional Enhancement Amount Reduction Determinations and Enhancement Amount Reduction Certifications.

          If the Enhancement Amount shall be reduced on a Principal Payment Date as provided above or pursuant to an Enhancement Amount Reduction Determination or an Enhancement Amount Reduction Certification, as the case may be (i) any Cash Collateral in excess of the new Enhancement Amount shall be immediately returned to the Depositor of the Cash Collateral, or (ii) the Credit Enhancement shall be immediately amended, without the need of a written modification thereto, permanently to reduce the liability of the issuer of the Credit Enhancement to the new Enhancement Amount.

          If the Enhancement Amount shall be zero or less than zero, the Trustee shall immediately deliver the Cash Collateral to the Depositor or immediately deliver the Credit Enhancement to the Guarantor or Letter of Credit Bank, as the case may be.

          Upon Payment of the Bonds, in the event that there shall then be outstanding a Credit Enhancement or Cash Collateral, the Trustee shall immediately deliver the Cash Collateral to the Depositor thereof, or the Credit Enhancement to the Guarantor or Letter of Credit Bank, as the case may be.

          In no event will the Enhancement Amount in effect at any point in time be increased or reinstated once reduced or eliminated.

          The Trustee shall not use any of the amounts deposited in the Bond Fund pursuant to this Section for any purpose other than the payment of the principal amount of, premium, if any, and interest on the Bonds payable on the date with respect to which such amounts were deposited.

          To additionally secure its obligation to make the payments required under this Section 4.01, the Borrower agrees to execute and deliver the Collateral Documents on or prior to the Date of Issuance.

          Section 4.02.  OBLIGATIONS ABSOLUTE.  The obligations of the Borrower
                         --------------------
under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i)    any lack of validity or enforceability of any Related Document;

          (ii) any amendment or waiver of, or any consent to a change of, all or any of the Related Documents;

          (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Authority, the Trustee, or any other Person, whether in connection with this Agreement, any Related Document, the transactions contemplated herein or therein or any unrelated transaction other than payment of principal or interest by or on behalf of the Borrower; and

          (iv) any certificate or any other document presented hereunder by or on behalf of the Borrower shall prove to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect.

          Section 4.03.  PREPAYMENTS.  The Borrower may optionally prepay the
                         -----------
amounts payable under Section 4.01 only at the times and in the amounts as provided in Sections 8.01(a) and 8.03(b) and Article IX hereof, and the Borrower shall be obligated to prepay all or any such part of the amounts payable under
Section 4.01 as provided in Sections 8.01(b), 8.02, and 8.03(a) hereof.

          Section  4.04. COVENANT TO MAINTAIN THE SHOPPING CENTER. The Borrower
                         ----------------------------------------
will, at its sole cost and expense, cause the Shopping Center with the appurtenances and every part and parcel thereof to be maintained, preserved and kept in good repair, working order and condition (reasonable wear and tear excepted) and will, from time to time, cause to be made all reasonably necessary and proper repairs, replacements and renewals; provided, however, that the Borrower will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Project the maintenance, repair, replacement or renewal of which, in the opinion of the Borrower, becomes uneconomic to the Borrower because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by the Borrower of the operation of the Industrial Facilities to which such element or unit of the Project is an adjunct. For purposes of this
Section 4.04, the "opinion of the Borrower," upon the Authority's request, shall be expressed to the Authority and the Trustee by delivery of a certificate of an Authorized Borrower Representative specifying the circumstances, situations or conditions described in this Section 4.04, the existence of which permits the Borrower not to cause to be maintained any element or unit of the Project.

          The Borrower covenants that it will promptly notify the Trustee and the Authority if the Shopping Center ceases to be maintained and operated as Industrial Facilities.

          Section  4.05. EXPENSES.
                         --------

          The Borrower will pay:

          (a) all reasonable fees and expenses of the Trustee and the costs and expenses of indemnifying the Trustee for, and holding the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Trust Agreement; and

          (b) the Administrative Fee, costs of issuance of the Bonds and Underwriter's fees as provided in Section 403 of the Trust Agreement, and all reasonable expenses of the Authority incurred at the request or with the consent of the Borrower, in connection with the financing of the Project.

          Section  4.06. INDEMNIFICATION.  The Borrower will at all times
                         ---------------
indemnify and hold harmless the Authority against any and all losses, costs, damages, expenses and liabilities (collectively referred to hereinafter as "Losses") of whatever nature (including, but not limited to, reasonable attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to one or more Claims, as hereinafter defined. The word "Claims" as used herein shall mean all claims, lawsuits, causes of action and other legal actions and proceedings involving bodily or personal injury or death and including but not limited to claims, lawsuits, causes of action and other legal actions and proceedings brought against the Authority or to which the Authority is a party, that directly or indirectly result from, arise out of, or relate to: (i) the design, construction, transfer, sale, operation, use, occupancy, maintenance or ownership of the Shopping Center or any part thereof;
(ii) the execution, delivery or
performance of this Agreement, the Trust Agreement or any Related Documents or other instruments in connection therewith; or (iii) any untrue statement or alleged untrue statement of a material fact contained herein or in any document relating to the Bonds, or any amendment or supplement thereto, including, but not limited to the Official Statement used in connection with the offer and sale of the Bonds or any Preliminary Official Statement relating to the Bonds, or the omission or alleged omission to state herein or in such documents a material fact required to be stated herein or in such documents or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Borrower will not be liable in any case, to the extent that any such Loss or Claim arises out of, or is based upon, an untrue or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Borrower by the Authority or the Underwriter specifically for use therein (it being understood that the information in the Preliminary Official Statement and the Official Statement under the captions "The Authority and Governing Board," "Government Development Bank of Puerto Rico," "Tax Matters" (except matters relating to, and representations, warranties and covenants made by the Borrower), "Legal Investment", and under the caption "Underwriting," has been so furnished to the Borrower by the Authority or the Underwriter specifically for use therein). The obligations of the Borrower under this Section 4.06 shall apply to all Losses or Claims, or both, that result from, arise out of, or are related to any event, occurrence, condition or relationship prior to termination of this Agreement, whether such Losses or Claims, or both, are asserted prior to termination of this Agreement or thereafter. The Authority shall reimburse the Borrower for payments made by the Borrower pursuant to this Section 4.06 to the extent of any proceeds, net of all expenses of collection, actually received by the Authority from any insurance covering such Claims with respect to the Losses sustained. The Authority shall have the duty to claim any such insurance proceeds and the Authority shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Borrower. In case any action shall be brought against the Authority in respect of which indemnity may be sought against the Borrower, the Authority shall promptly notify the Borrower in writing and the Borrower shall have the right to assume the investigation and defense thereof, including the employment of counsel and the payment of all expenses. The Authority shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Authority, unless the employment of such counsel has been approved in writing by the Borrower. The Borrower shall not be liable for any settlement of any such action without its written consent but, if any such action is settled with the written consent of the Borrower or if there be a final unappealable judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Authority from and against any such Losses or Claims. Nothing herein shall be construed as requiring the Authority to acquire or maintain insurance of any form or nature with respect to the Shopping Center or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Agreement or any other matter in connection herewith.

          The provisions of this Section 4.06 shall survive the expiration or termination of this Agreement and the Related Documents.

          Section 4.07.  PAST DUE PAYMENTS.  In the event the Borrower shall
                         -----------------
fail to pay any amounts required to be paid under Section 4.01, any such amounts pertaining to principal of or interest on the Bonds shall continue to bear interest to the extent permitted by law until their payment from the Payment Date of the Bonds to which such defaulted amounts relate at the rate of interest on such Bonds.

          Section 4.08.  RATING.
                         ------

          (a) The Borrower shall cause the Rating Agency on or prior to the Date of Issuance to issue a rating for the Bonds of not less than "A."

          (b) After the Date of Issuance and until the Payment of the Bonds, the Borrower covenants that it will deliver to the Rating Agency, from time to time, such documents and other relevant information as the Rating Agency may require for its due diligence on the rating assigned to the Bonds.

          Section 4.09.  SUBSTITUTION OF CREDIT ENHANCEMENT OR CASH COLLATERAL.
                         -----------------------------------------------------

          The Borrower shall have the option of substituting the Initial Guaranty Agreement for a Successor Guaranty Agreement, a Letter of Credit or Cash Collateral as hereinafter provided, and thereafter shall have the option of substituting any such Credit Enhancement or Cash Collateral for another form of Credit Enhancement or other Cash Collateral, as applicable, subject to the provisions hereof.

          (a) The Borrower shall have the option, at any time, so long as an Event of Default shall not have been declared and is not continuing and the Reserve Fund Amount shall be available, of substituting the then applicable Credit Enhancement or the Cash Collateral with a Letter of Credit and the Borrower will additionally deliver to the Trustee together therewith the following documents:

               (1) an executed copy of the reimbursement agreement delivered in connection with the Letter of Credit;

               (2) an opinion of counsel to the Borrower, which counsel may be the general counsel of the Borrower, to the effect that either (at the option of the Borrower) (i) the acceptance by the Trustee of the Letter of Credit will not require that the Bonds, the obligations of the Borrower under the Loan Agreement or the Letter of Credit be registered under the Securities Act of 1933, as amended, or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended, or (ii) any registration statement required to be filed under the Securities Act of 1933, as amended, with respect to the Bonds, the Borrower's obligations under the Loan Agreement or the Letter of Credit is effective under such Act, and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended;

               (3) an opinion of counsel of the issuer of the Letter of Credit, which may be the general counsel of the issuer of the Letter of Credit, to the effect that the Letter of Credit is a legal, valid and binding obligation of the Letter of Credit Bank;

               (4) evidence, satisfactory to the Trustee that the proposed Letter of Credit Bank meets the Rating Requirement at the time of delivery of such Letter of Credit;

               (5) an opinion of Bond Counsel to the effect that: (i) all documents and opinions required to be delivered to the Trustee under this
Section 4.09(a) have been delivered and such documents and opinions on their face comply with the requirements of this Section 4.09(a) and of the Trust Agreement and that the delivery of the Letter of Credit is authorized under and complies with the terms of this Agreement, and (ii) that the acceptance of the Letter of Credit shall not adversely affect the tax treatment of the Bonds; and

               (6) such other documents and opinions as the Trustee may reasonably request.

          (b) The Borrower shall have the option, at any time, so long as an Event of Default shall not have been declared and is not continuing and the Reserve Fund Amount shall be available, of substituting the then applicable Credit Enhancement or the Cash Collateral with a Successor Guaranty Agreement, and will additionally deliver to the Trustee together therewith the following documents:

               (1) an opinion of counsel to the Borrower, which counsel may be the general counsel of the Borrower, to the effect that either (at the option of the Borrower) (i) the acceptance by the Trustee of the Successor Guaranty Agreement will not require that the Bonds, the obligations of the Borrower under the Loan Agreement or the Successor Guaranty Agreement to be registered under the Securities Act of 1933, as amended, or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended, or (ii) any registration statement required to be filed under the Securities Act of 1933, as amended, with respect to the Bonds, the Borrower's obligations under the Loan Agreement or the Successor Guaranty Agreement is effective under such Act, and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended;

               (2) an opinion of counsel of the issuer of the Successor Guaranty Agreement, which may be the general counsel of the issuer of the Successor Guaranty Agreement, to the effect that the Successor Guaranty Agreement is a legal, valid and binding obligation of the Successor Guarantor;

               (3) evidence, satisfactory to the Trustee that the proposed Successor Guarantor meets the Rating Requirement at the time of delivery of such Successor Guaranty Agreement;

               (4) an opinion of Bond Counsel to the effect that: (i) all documents and opinions required to be delivered to the Trustee under this
Section 4.09(b) have been delivered and such documents and opinions on their face comply with the requirements of this Section 4.09(b) and of the Trust Agreement and that the delivery of the Successor Guaranty Agreement is authorized under and complies with the terms of this Agreement; and (ii) that the acceptance of the Successor Guaranty Agreement shall not adversely affect the tax treatment of the Bonds; and

               (5) such other documents and opinions as the Trustee may reasonably request.

          (c) The Borrower shall have the option at any time, so long as an Event of Default shall not have been declared and is not continuing and the Reserve Fund Amount shall be available, of substituting the then applicable Credit Enhancement or the Cash Collateral for Cash Collateral for deposit to the credit of the Collateral Fund and will additionally deliver to the Trustee together therewith the following documents:

               (1) A certificate of the Depositor of such Cash Collateral, to the effect that: (i) such deposit is made in substitution of the applicable Credit Enhancement or the prior deposit of Cash Collateral; (ii) that the Depositor consents to the use of the Cash Collateral under the terms and conditions set forth in this Agreement and the Trust Agreement; and (iii) that the Depositor will not exercise any claim against the Cash Collateral until the principal of and interest on the Bonds is paid in full.

               (2) An opinion of counsel knowledgeable in United States Bankruptcy Code matters, and reasonably acceptable to the Trustee, to the effect that (i) the deposit by the Depositor of the Cash Collateral may not be avoided as a preferential transfer or otherwise by such Depositor's creditors in the event such person were subject to an Act of Bankruptcy and (ii) that such amounts if and when paid to the holders of the Bonds would not result in a preferential transfer, challengeable by other creditors of the Depositor or the Borrower.

               (3) an opinion of Bond Counsel to the effect that: (i) all documents and opinions required to be delivered to the Trustee under this
Section 4.09(c) have been delivered and such documents and opinions on their face comply with the requirements of this Section 4.09(c) and of the Trust Agreement and that the delivery of the Cash Collateral is authorized under and complies with the terms of the Loan Agreement, and (ii) that the acceptance of the Cash Collateral shall not adversely affect the tax treatment of the Bonds; and

               (4) such other documents and opinions as the Trustee may reasonably request.

          (d) Prior to the expiration of the Letter of Credit, if one is then outstanding and has not been substituted as provided in Section 4.09(a) or renewed as provided in Section 4.09(e), the Trustee shall make a Permitted Letter of Credit Deposit.

          (e) The renewal of a Letter of Credit then in effect by the Letter of Credit Bank which issued such Letter of Credit under essentially the same terms thereof (except for changes in expiration dates and to reflect the then current Enhancement Amount) shall not require the delivery of the documents and opinions set forth in Section 4.09(a).

                                   ARTICLE V
                              FURTHER AGREEMENTS

          Section  5.01.   COVENANT TO MAINTAIN EXISTENCE.  The Borrower
                           ------------------------------
covenants that so long as any Bonds are outstanding, it will do all things necessary to preserve its existence and will not amend, modify or otherwise change its partnership agreement in a manner which adversely affects the Borrower's existence as a single purpose entity; will not dispose of all or substantially all its assets and will not consolidate with or merge into another Person; provided, however, that the Borrower may consolidate with or merge into another Person, or transfer to another Person all or substantially all its assets and thereafter dissolve and assign this Agreement to such successor or transferee Person, if such Person: (i) is organized under the laws of any state of the United States of America or the Commonwealth; (ii) complies with the representations made in Section 2.02(m) hereof; (iii) irrevocably and unconditionally assumes in writing all the obligations of the Borrower herein; and (iv) the Borrower complies with the conditions of Section 6.01 hereof.

          As used herein, a "single purpose entity" means a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in one (1) property, does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the property or the financing thereof or any indebtedness other than as permitted by this Agreement or the Related Documents, has its own separate books and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person and holds itself out as being a Person, separate and apart from any other Person.

          Section  5.02.  AUTHORITY'S COVENANT TO COOPERATE.  In the event it
                          ---------------------------------
may be necessary, for the proper performance of this Agreement, on the part of the Authority or the Borrower, that any application or applications for any permit or license to do or to perform certain things, be made to any governmental or other agency by the Borrower or the Authority, the Borrower and the Authority each agree to cooperate in such matters; provided however, that the Authority and the Borrower are bound to the agreement of this Section 5.02 only in the case of reasonable requests for assistance.

          Section 5.03.   NO WARRANTY BY AUTHORITY.  The Authority makes no
                          ------------------------
warranty, either express or implied: (a) as to the condition of the Shopping Center or its suitability for the Borrower's purpose or needs; or (b) that the proceeds of the Bonds will be sufficient to pay the Cost of the acquisition, construction, equipping, installation and improvement of the Shopping Center or to reimburse fully the Borrower for Costs incurred in connection therewith.

          Section 5.04.  RIGHT OF INSPECTION.  The Borrower agrees that the
                         -------------------
Authority, the Trustee and their duly authorized agents shall have the right, at all reasonable times during business hours, to enter upon and examine and inspect the Shopping Center to determine whether it continues to constitute Industrial Facilities. The Authority and Trustee shall also be permitted, at all reasonable times during business hours, to examine the Plans and Specifications and the other books and records of the Borrower with respect to the Shopping Center, in connection with the transactions contemplated by this Agreement and the Related Documents. The aforesaid rights of examination and inspection shall be exercised only upon such reasonable and necessary terms and conditions as the Borrower shall prescribe, which conditions shall be deemed to include, but not be limited to, reasonable notice and those conditions necessary to protect the Borrower's trade secrets and proprietary rights and the customary functioning of the Shopping Center.

          Section  5.05. SERVICE OF PROCESS.  The Borrower consents to the
                         ------------------
jurisdiction of the courts of the Commonwealth for causes of action arising under the terms of this Agreement and the Related Documents. The Borrower agrees to appoint and maintain an agent in the Commonwealth to receive service of process for this limited purpose.

          Section  5.06. OFFICERS OF AUTHORITY NOT LIABLE.  All covenants,
                         --------------------------------
stipulations, promises, agreements and obligations of the Authority contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Authority and not of any member of the governing body of the Authority or any officer, agent, servant or employee of the Authority in his individual capacity, and no recourse shall be had for the payment of the principal or interest on the Bonds or for any claim based thereon or hereunder against any member of the governing body of the Authority or any officer, agent, servant or employee of the Authority or any natural Person executing the Bonds. Neither any member of the governing body of the Authority nor any natural Person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

          Section 5.07.  COMPLIANCE WITH APPLICABLE LAW. The Borrower covenants
                         ------------------------------
that the Plans and Specifications for the Shopping Center are in all material respects in compliance with all provisions of applicable laws, ordinances, orders, rules, regulations and requirements of all federal, Commonwealth and municipal governments, and appropriate departments, commissions, boards and officers thereof, now in force.

          Section 5.08  INDEMNIFICATION WITH RESPECT TO GOVERNMENT  OBLIGATIONS.
                        -------------------------------------------------------
If the Borrower shall elect to cause Government Obligations to be deposited with the Trustee pursuant to Section 1301 of the Trust Agreement, the Borrower shall pay and shall indemnify and hold harmless the Trustee, the Authority and each holder of the Bonds against any tax, fee or other charge imposed upon or assessed against such Government Obligations or the principal thereof, or premium, if any, and interest received thereon.

          Section  5.09. CONSENT TO ASSIGNMENT.  The Borrower approves all the
                         ---------------------
terms of the Trust Agreement and consents to the assignments made by the Authority to the Trustee therein.

          Section  5.10.  COVENANT AS TO SOURCE OF INCOME.  (a)  The Borrower
                          -------------------------------
covenants that it will conduct its business and invest its funds, including any moneys held by the Trustee under the Trust Agreement, so that an Event of Taxability shall not occur. In particular, the Borrower covenants that for each one of its taxable years up to and including the end of the taxable year preceding the date on which the principal amount of and interest on the Bonds are paid in full (whether by maturity, acceleration, redemption or otherwise), it shall do or cause to be done all things necessary or proper to ensure that interest paid on the Bonds will constitute income from sources within the Commonwealth under the applicable provisions of the Code, as in effect on the Date of Issuance.

          (b) The Borrower further covenants to cause an Independent Accountant to deliver to the Trustee not later than one hundred twenty (120) days after the close of each of Borrower's taxable years, beginning with the taxable year ending December 31, 1995: (i) a certificate addressed to the Borrower, stating for the taxable year then ended the percent of the Borrower's gross income that was derived from Commonwealth sources and attributable to the conduct of the trade or business of the Borrower in the Commonwealth; and (ii) its opinion that based upon limited procedures, not constituting an examination made in accordance with generally accepted auditing standards, but including an examination of the Borrower's gross revenue accounts, as to whether the Borrower met or failed to meet the requirements of the Code, as in effect on the Date of Issuance, so that the interest payable on the Bonds for the taxable year for which such certificate is furnished would qualify as income from sources within the Commonwealth for purposes of the Code as in effect on the Date of Issuance. If such Independent Accountant determines that the Borrower has failed to meet the requirements of the Code as in effect on the Date of Issuance such that interest on the Bonds fails to qualify as income from sources within the Commonwealth, such certificate shall also state whether, solely as a result of any such failure, any portion of the interest on the Bonds received by a Qualified Bondholder (as hereinafter defined) is subject to United States income tax under the Code (an "Event of Taxability"). For these purposes, the term Qualified Bondholder shall mean a Bondholder which in the year in which interest was paid on the Bonds and with respect to which taxes would be payable thereon was a: (i) bona fide resident of the Commonwealth during the entire year in order to meet the requirements of Section 933 of the Code; or (ii) a "foreign" (as that term is defined in the Code) corporation and as to which the receipt of interest on the Bonds is not treated as effectively connected with, or attributable to, the conduct of a trade or business in the United States by such foreign corporation (a "Foreign Corporation"). Any determination by such Independent Accountant that the Borrower has failed to meet such requirements of the Code as set forth above shall be immediately notified by the Trustee to the Bondholders informing such Bondholders that an Event of Taxability has occurred hereunder.

          Section 5.11.  INDEMNITY UPON EVENT OF TAXABILITY.  Upon the
                         ----------------------------------
occurrence of an Event of Taxability, the Borrower will pay an indemnity to each Qualified Bondholder who demonstrates to the Borrower that solely as a result of such Event of Taxability it had paid or is required to pay United States income taxes ("federal taxes") in respect of the interest paid on the Bonds. The amount of the indemnity will equal such amount as, after deducting any federal taxes payable by the Bondholder with respect to such indemnity, will equal to the federal taxes such Bondholder was required or may be required to pay on such interest as a result of the occurrence of the Event of Taxability plus any penalties and interest that have been or may be assessed against such Bondholder with respect to such federal taxes that are not attributable to any act or omission of such Bondholder. The obligation of the Borrower to make these indemnity payments is separate and apart from any other obligations of the Borrower under this Agreement, shall survive the Payment of the Bonds and the termination of this Agreement and the Trust Agreement, is undertaken herein by the Borrower as an inducement to prospective purchasers of the Bonds to induce them to purchase the Bonds and is intended to benefit the Bondholders and is enforceable by each qualifying Bondholder as an independent and direct claim against the Borrower.

          Any indemnity claim against the Borrower by a Bondholder (the "claimant") under this Section is subject to the following conditions and procedures:

          (a) The claim must be filed with the Borrower in writing no later than ninety (90) days after receipt by the claimant of notice from the Trustee of the occurrence of the Event of Taxability giving rise to the claim.

          (b) The claim must be accompanied by a certificate of an Independent Accountant certifying (i) that the federal taxes for which reimbursement is sought have been paid or are required to be paid, (ii) the amount of such taxes,
(iii) the amount of penalties and interest payable with respect to such taxes, and (iv) the amount of any additional federal taxes, penalties and interest payable with respect to the indemnity claimed.

          (c)  The Borrower will pay the claim to the claimant within ninety
(90) days after the claim is received by the Borrower.

          (d) Notwithstanding the foregoing, the Borrower shall not be required to provide the indemnity provided for in this Section if the interest on the Bonds received by a Qualified Bondholder becomes subject to United States income tax as a result of an amendment to the Code or any other change in law.

          Section  5.12.   NO ABATEMENT OF PAYMENTS.  If any of the Mortgaged
                           ------------------------
Property shall be damaged or either partially or totally destroyed, or if title to, or the temporary use of the whole or any part of the Mortgaged Property shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder, and the Borrower shall continue to be obligated to make such payments.

          Section  5.13. AFFIRMATIVE COVENANTS.  So long as the Borrower shall
                         ---------------------
have any obligation to pay any amount to the Authority hereunder, unless the Authority shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Borrower covenants as follows:

          (a)  Compliance with Laws, Licenses, etc.  The Borrower will comply
               -----------------------------------
with all applicable laws, rules and regulations and orders of any governmental authority, the failure to comply with which would have a material adverse effect on its business, financial condition, results of operations, or would materially adversely affect Borrower's ability to perform its obligations under this Agreement or any Related Document, except laws, rules, regulations or orders being contested by it in good faith and by appropriate proceedings (i) which provide for the stay of the applicability of such law, rule, regulation or order during the pendency thereof; or (ii) the failure to comply during the period of such contest does not materially impair the use of the Mortgaged Property and Shopping Center.

          (b)  Compliance with Conditions, Covenants, etc.  The Borrower will
               ------------------------------------------
comply with all conditions, covenants, restrictions, leases, easements, reservations, rights and rights-of-way and all applicable requirements of any insurers related to the Mortgaged Property, the failure to comply with which would have a material adverse effect on its business, financial condition or results of operation. The Borrower will comply in all material respects with all terms and conditions of licenses and permits relating to the operation of the Shopping Center.

          (c)  Performance of Agreements.  The Borrower will take all actions
               -------------------------
and do all things which it is required or authorized by law to take and to do in order to perform and observe all covenants and agreements on its part to be performed and observed under this Agreement and each Related Document.

          (d)  Further Assurances.  (i)  The Borrower will execute, acknowledge
               ------------------
where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the request of the Authority, all documents necessary or advisable to carry out the intent and purpose of this Agreement and the Related Documents, and (ii) will execute and file or record, or cause others to execute and file or record, such documents, and take such other actions as may be necessary or advisable to create, perfect, protect and preserve the first mortgage lien acquired, or intended to be acquired, by the Authority under the Mortgage and the Pledge Agreement; provided, that with respect to this Section 5.15 (d)(ii) to the extent that Title Insurance shall be in full force and effect, and no event shall have occurred which shall impair or affect the ability of the named insured to collect thereunder, the Borrower shall be deemed to be in compliance hereunder.

          (e)  Books and Records; Inspection Rights.   The Borrower will keep
               ------------------------------------
adequate records and books of account, separate and apart from those of any Affiliate, in which complete entries will be made and will reflect all financial transactions of the Borrower in accordance with generally accepted accounting principles consistently applied. The Borrower will at any reasonable time and from time to time upon reasonable notice, up to the Completion Date, permit the Authority, or any agents or representatives thereof, at the expense of the Authority, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers and directors; provided, however, that if the Borrower shall designate any information as confidential information such information shall be held confidential by the Authority and shall not be furnished or disclosed by the Authority to any Person other than the Authority's affiliates, any Person receiving an assignment of rights under this Agreement or the Related Documents from the Authority, or the Authority's legal counsel, except as may be required by an order of any court or administrative agency or by any statute, rule, regulation, order, policy, directive or request of any governmental authority or agency.

          (f)  Reporting Requirements.  The Borrower will furnish to the
               ----------------------
Authority, (i)  as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Borrower, an audited balance sheet of the Borrower as to the end of such fiscal year and related audited statements of earnings and retained earnings and changes in financial position, including, an income statement for such fiscal year setting forth in comparative form an audited balance sheet and audited statements of earnings and retained earnings and changes in financial position as at the end of and for the previous fiscal year, and accompanied by the report thereon, not qualified as to the scope of the audit or as a result of non-conformity with generally accepted accounting principles or auditing standards, of an Independent Accountant;

          (ii) concurrently with the delivery of the financial statements referred to in clause (i), a certificate of an Authorized Borrower Representative stating that he has reviewed this Agreement and the Related Documents and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements, that, based on such review, the Borrower has observed or performed all of its material covenants and other agreements, the failure to observe or perform which would have a material adverse effect on its business, financial condition, results of operations or would materially adversely affect Borrower's ability to perform its obligations hereunder and has satisfied every material condition contained in this Agreement and the Related Documents to be observed, performed or satisfied by it, and that such review has not disclosed the existence, during or at the end of such accounting period, and that such Authorized Borrower Representative does not have knowledge of the existence, during or at the end of such accounting period or as of the date of the certificate, of any material Event of Default or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or, if such Representative has any knowledge of any such Event of Default or other such event, specifying what action Borrower is taking or proposes to take with respect thereto;

          (iii) together with each delivery of financial statements pursuant to clause (i) above, a written statement by an Independent Accountant giving the report thereon (1) stating that their audit examination has included a review of the terms of this Agreement and of the Related Documents, as they relate to accounting matters and (2) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence of any Event of Default or any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, and, if so, specifying the nature and period of existence thereof.

               (g)   Maintenance of Principal Office; Change of Address.  The
                     --------------------------------------------------
Borrower will maintain an office for the transaction of its business and will give the Authority and the Trustee at least thirty (30) days prior written notice of any relocation of its chief executive office or principal place of business.
               (h)   Notice of Material Litigation.  The Borrower shall
                     -----------------------------
promptly notify the Authority of the existence and status of any litigation which individually or in the aggregate could, in the event of an unfavorable outcome, have a material adverse effect on the Borrower or the Project.

               (i)   Defaults.  The Borrower will promptly notify the Authority
                     --------
of the occurrence of any event, which with the giving of notice or the lapse of time, or both, would result in an Event of Default, and the action that the Borrower proposes to take with respect thereto.

               (j)   Insurance.  The Borrower will comply with the insurance
                     ---------
requirements contained in the Pledge Agreement.

               (k)   Payment and Performance Bond; Builder's Risk Insurance.
                     ------------------------------------------------------
Promptly upon Borrower's determination of the contractor to be engaged for the construction of the Shopping Center and in any event prior to actual commencement of construction, Borrower shall provide the Authority and the Trustee with copies of a Payment and Performance Bond for 100% of the construction costs thereof, as well as Builder's Risk Insurance in compliance with the requirements set forth in the Pledge Agreement.

               (l)   Future Leases.  Upon the execution of any future leases by
                     -------------
the Borrower, as lessor, of the Shopping Center or any part thereof, the Borrower shall execute or cause to be executed any and all instruments, certificates, assignments or other documents necessary or desired by the Authority and Trustee to perfect the assignment of such future leases to the Authority under the terms and provisions of, or terms and conditions substantially similar to, the Collateral Assignment.

               (m)   Payment of Debts.  The Borrower will pay its debts from
                     ----------------
its assets as the same shall become due and payable and will conduct its affairs in a prudent manner so as to at all times maintain its solvency, except for those debts being contested by Borrower in good faith and by appropriate proceedings.

               (n)   Conduct of Business.  The Borrower will conduct and operate
                     -------------------
its business as presently conducted and operated.

               (o)   Separateness.  The Borrower will be, and at all times will
                     ------------
hold itself out to the public as a legal entity separate and distinct from any other entity, including any Affiliate thereof, and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual funds and assets from those of any Affiliate or any other Person, and in connection therewith shall provide for the independent filing of its tax returns and related governmental filings. Any common employee or overhead shared with Affiliates will be appropriately allocated and charged.

               (p)   Annual Rating Agency Fee.  The Borrower will pay the
                     ------------------------
Rating Agency its annual fee, and any other fees or charges in connection with the Rating Agency's annual credit review of the Borrower, as the same shall become due.

          Section 5.14.  LIENS AND ENCUMBRANCES; OTHER DEBT.
                         ----------------------------------

          Except as provided in Section 5.15 hereof, the Borrower (a) covenants that it will not create or suffer to be created any Lien, encumbrance or charge upon the Mortgaged Property, or the Leases, or any part thereof, except for Permitted Liens and as otherwise contemplated or permitted under this Agreement or the Related Documents, and (b) will not, incur additional Indebtedness, except (i) to the issuer of the Credit Enhancement or the Depositor of Cash Collateral, whether secured or unsecured; (ii) for Indebtedness incurred for the capital needs of the Shopping Center, including but not limited to the expansion and/or modernization of the Shopping Center up to an amount not to exceed five percent (5%) of the original principal amount of the Bonds; or (iii) such other Indebtedness as may be approved by the Rating Agency, which approval shall be confirmed in writing by the Rating Agency to the Trustee, and (iv) Partner Debt, which shall, when added to all such other Indebtedness of the Borrower, not exceed eighty percent (80%) of the current Appraised Value of the Shopping Center. In each instance under
(iv) above, the Borrower shall maintain, after taking into consideration the principal amount of and debt service for such additional Indebtedness, an Additional Indebtedness Loan-to-Value Ratio of no more than the Maximum Loan to Value Ratio and an Additional Indebtedness Debt Service Coverage Ratio of no less than the Minimum Debt Service Coverage Ratio. Any additional Indebtedness permitted pursuant to the provisions hereinabove (i) shall either fully self amortize during the term of such Indebtedness or shall mature on a date following the date when the Bonds are to be paid in full, and (ii) shall in all respects be subject and subordinate to this Agreement and the Related Documents, including, but not limited to, the Mortgage and Collateral Assignment.

          The Borrower further covenants that it will satisfy or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, all lawful claims and demands (except such as may arise from or in connection with the Shopping Center or the acquisition, construction, equipping, installation and improvement of the Shopping Center and as may be payable from the proceeds of the Bonds) for labor, materials, supplies or other items which, if not satisfied, might by law become a Lien upon the Shopping Center, its revenues or any part thereof. If any such Lien shall be filed or asserted against the Shopping Center, its revenues or any part thereof, by reason of labor, materials, supplies or other items supplied or claimed to have been supplied on or to the Shopping Center at the request or with the permission of the Borrower or of anyone claiming to act for the Borrower, then the Borrower shall, within thirty (30) days after it receives notice of the filing or the assertion thereof, cause the same to be discharged of record or effectively prevent the enforcement or foreclosure thereof against the Shopping Center, by contest, payment, deposit, bond, order of court or otherwise. Nothing in this Section shall require the Borrower to satisfy or discharge any such Lien, so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, and such contest does not jeopardize the interest of the Authority, the Borrower or the Trustee in the Shopping Center and its revenues.

          Section 5.15.  PAYMENT OF OTHER CHARGES.
                         ------------------------

          The Borrower covenants and agrees to pay directly to the appropriate party, when due, all assessments, levies, taxes and insurance premiums of every kind and nature relating to the whole or any part of the Shopping Center, or any interest therein, and all costs, expenses, liabilities and charges of every kind and nature, including wages, charges for gas, electricity, water, sewer and other utilities, relating to the maintenance, operation, repair, replacement and improvement of the Shopping Center or any part thereof, or any facilities, machinery or equipment thereon, or to the operations or services conducted or provided thereon in connection therewith which may arise or accrue; provided, however, that with respect to the obligations imposed upon it under this Section, the Borrower may exercise the right to contest them to the same extent and in the same manner as is provided in Section 5.14.

          Section 5.16.  COVENANTS OF THE AUTHORITY WITH RESPECT TO THE LEASES.
                         -----------------------------------------------------
Upon the Borrower's written request, the Authority agrees to cause the (i) subordination of its lien under the Mortgage, with respect to the Leases, and/or
(ii) the execution and delivery of non-disturbance and attornment agreements with respect to the Leases, all pursuant to and in connection with the terms and conditions set forth in Section 26 of the Pledge Agreement.

          Section 5.17.  BUSINESS.  Borrower covenants and agrees that it will
                         --------
not engage in any business other than the operation and administration of the Shopping Center directly or through any subsidiary or joint venture or other means.

          Section 5.18.  NEGATIVE COVENANTS.  So long as the Borrower shall have
                         ------------------
any obligation to pay any amount to the Authority hereunder, unless the Authority and the Rating Agency shall otherwise consent in writing, the Borrower covenants that it will not:

               (a) own any asset or engage in any business other than the ownership and operation of (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

               (b) enter into any contract or agreement with any Affiliate of the Borrower, except upon terms and conditions set forth in written valid, binding and enforceable agreements that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate;

               (c) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness permitted under the terms of this Agreement or any Related Documents;

               (d) make any loans or advances to any Person (including any Affiliate) other than duly authorized and valid partnership distributions to the partners of the Borrower in the ordinary course of business;

               (e) seek the dissolution or winding up, in whole or in part, of the Borrower, except in compliance with Section 6.01 hereof; or

               (f) guarantee or otherwise hold itself out to be responsible for the debts or obligations of any other Person or Affiliate, or permit that any Affiliate be responsible or otherwise guarantee its obligations.

          Section 5.19.  LIMITATION OF LIABILITY.
                         -----------------------

          Notwithstanding anything to the contrary contained in this Agreement and whether or not the Borrower qualifies or continues to qualify as a special partnership, no recourse shall be had, whether by levy or execution or otherwise, for the payment of the principal of or interest on, or other amounts owed under this Agreement, or for any claim based on this Agreement or in respect thereof, directly or indirectly against any partner of the Borrower or any predecessor, successor or affiliate of any such partner or any of their assets (other than from the interest of such partner in the Borrower), or against any principal, partner, shareholder, officer, director, agent or employee of any such partner (other than from the interest of any such Person in the Borrower), nor shall any such Persons be personally liable for any such amount or claims, or liable for any deficiency judgment based thereon or with respect thereto. The sole remedies of the Authority with respect to the hereinbefore mentioned amounts and claims shall be against the Borrower, whether or not it qualifies or continues to qualify as a special partnership, and all such liability of the aforesaid Persons, except as expressly provided in this
Section 5.19, is expressly waived and released as a condition of and as consideration for the execution of this Agreement. Anything in this Section to the contrary notwithstanding (i) nothing contained in this Agreement (including, without limitation, the provisions of this Section 5.19) shall constitute a waiver of any indebtedness of the Borrower evidenced hereby or any of the Borrower's other obligations or shall be taken to prevent recourse to and the enforcement against the Borrower of all the liabilities, obligations and undertakings contained in this Agreement; (ii) this Section 5.19 shall not be applicable to a breach by any Person of any unrelated obligation to the Authority; and (iii) this Section 5.19 shall not be applicable to any party in the event of (A) fraud by such party, (B) misappropriation of funds or other property by such party, or (C) damage to the Shopping Center or any part thereof intentionally inflicted in bad faith by such party. Notwithstanding the provisions of clause (iii) of this Section 5.19 nothing herein shall limit or otherwise impair the protection afforded to Borrower's partners under the provisions of Act No. 3 of September 27, 1985, as amended, or otherwise under applicable law. For the purposes of the foregoing, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder of a corporation and the term "partner" shall be deemed to include the partners of any partnership which is a partner of a partnership.

          Section 5.20.  PARTIAL RELEASE OF MORTGAGE
                         ---------------------------

          (a) After the then current Enhancement Amount is reduced to an amount which is less than or equal to twenty-five percent (25%) of the then current Exposure Amount, or such higher percentage which the Rating Agency may deem appropriate in its sole discretion at any time thereafter and confirmed in writing by the Rating Agency to the Trustee, upon the Borrower's request, unless an Event of Default shall exist hereunder or under the Related Documents, and after taking into consideration the reduction in value of the security for the Bonds and the reduction in income available to service the Bonds resulting from the release, and provided that at the time of such release the Borrower maintains a Release Loan-to-Value Ratio of no more than the Maximum Loan to Value Ratio and a Release Debt Service Coverage Ratio of no less than the Minimum Debt Service Coverage Ratio, the Authority shall consent to the segregation of and to release from the Mortgage and other Related Documents any and/or all of those parcels identified as Out-Parcels A, B, C and D in Exhibit A and A-1 hereof and the Trustee shall appear upon request at any such segregation. Fifty percent (50%) of the net proceeds from any sale of an out-parcel or land-pad released from the lien of the Mortgage pursuant to the provisions of this Section shall be: (a) applied to redeem Bonds, or (b) deposited to the credit of the Reserve Fund, at the election of the Borrower.

          (b) Upon the Borrower's request, the Authority and the Trustee agree to allow the Borrower to obtain or grant any easements, rights of way, or the like, deemed necessary or convenient by the Borrower and to segregate and release from the Mortgage any parcels of land for conveyance to the Commonwealth or any agency or subdivision thereof, if deemed by the Borrower to be necessary or convenient.

          (c) No release under Sections 5.20(a) and (b) shall cause any change in the terms and conditions hereof or any reduction in the Mortgage Note except that the area of the land forming part of the Mortgaged Property shall be reduced by the area of the parcel(s) so released.

          All costs and expenses related to such segregation(s) and release(s) shall be for the account of the Borrower, provided, however, that the Borrower shall not be required to make any partial release or other payment or to pay any compensation (other than the reimbursement of the cost and expenses mentioned above) to the Authority and the Trustee for any segregation or release permitted by this Section 5.20.

          Section 5.21.  NO INTEREST OF AUTHORITY IN PROJECT.
                         -----------------------------------

          The Authority shall not have any rights to or interest in the Project, which shall be the sole and exclusive property of the Borrower.

                                  ARTICLE VI

                                  ASSIGNMENT

          Section  6.01.  SALE OF PROJECT; ASSIGNMENT OF LOAN AGREEMENT BY
                          ------------------------------------------------
BORROWER.  With prior notice to the Authority and the Trustee, but without the
- --------
necessity of obtaining the consent of the Authority or the Trustee, the Shopping Center may be sold, leased or otherwise transferred, as a whole or in part, and any proceeds thereof retained by the Borrower and/or this Agreement may be assigned, in whole or in part; subject, however, in either case, to the following conditions:

          (a) prior to any sale, lease or other transfer of the Shopping Center, the Authority and the Trustee shall be provided with evidence satisfactory to them by the Borrower (which may include an opinion from counsel approved by the Trustee and the Authority) that notwithstanding such event, interest payable on the Bonds will continue to: (i) constitute Commonwealth source income under applicable provisions of the Code as in effect on the Date of Issuance, (ii) qualify for the exclusion from gross income under Section 933 of the Code, and (iii) not be subject to income taxes under the Code as in effect on the Date of Issuance, when received by a foreign corporation;

               (b) no sale, lease, or other transfer of the Shopping Center or assignment of this Agreement shall relieve the Borrower of the obligation to make the payments required by Section 4.01 hereof except if the requirements of
Section 6.01(A) hereof are met, in which case the Borrower shall be relieved of all future obligations under this Agreement and the Related Documents;

               (c) prior to any sale, lease, or other transfer of the Shopping Center contemplated under this Section 6.01, if the Bonds are then rated, the Borrower shall obtain evidence in written form of the Rating Agency that a sale, lease, or other transfer of the Shopping Center, or the assignment of this Agreement shall not cause the downgrading of the Bonds by the Rating Agency.

          Any assignment of this Agreement by the Borrower is subject to the following additional conditions:

               (A) the assignee shall, in a certificate delivered to the Authority and the Trustee, which certificate shall be in a form reasonably satisfactory to the Authority and the Trustee, expressly assume, and agree to pay and to perform, all of the obligations of the Borrower under the Agreement which shall have been assigned to it; and

          (B) the assignee shall deliver to the Authority and the Trustee a certificate executed by its chief financial officer stating that none of the obligations, covenants and performances under the Agreement assumed by it will conflict with, or constitute on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

          Notwithstanding anything contained herein to the contrary, the foregoing reference to leases shall not mean the Leases entered into by Borrower for the Shopping Center in the ordinary course of business, which Leases shall not be subject to the requirements of this Section and may be entered into by Borrower free of any obligations under this Section 6.01.

          Section  6.02.  ASSIGNMENT BY AUTHORITY.  By the provisions of the
                          -----------------------
Trust Agreement, the Authority will assign its rights and interests under this Agreement and the Related Documents to which it is a party (except its rights to receive notices, reports, and other statements given both to the Authority and the Trustee, its rights under Sections 4.05, 4.06, 5.08 and 7.04 hereof to payment of certain costs and expenses and to indemnification, and to individual and corporate rights to exemption from liability under Sections 5.06, 10.14 and
10.15 hereof) and will assign any payments, receipts and revenues receivable by it (except as aforesaid) under or pursuant to this Agreement and the Related Documents to which it is a party and income earned by the investment of funds held under the Trust Agreement, to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. Except as provided in this Section 6.02, the Authority will not sell, assign, transfer, convey or otherwise dispose of its interest in this Agreement or the Related Documents to which it is a party, or the payments, receipts and revenues of the Authority derived hereunder.

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

          Section  7.01.  EVENTS OF DEFAULT.  The following shall be "Events of
                          -----------------
Default" under this Agreement, and the term "Events of Default" shall mean, whenever used with reference to this Agreement, any one or more of the following occurrences:

          (a) failure by the Borrower to pay the amounts required to be paid with respect to the principal amount of the Bonds or premium, if any, or interest on, the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;

          (b) failure by the Borrower for any two consecutive months to make the monthly deposits required to be made under Section 4.01(c)(ii) of this Agreement;

          (c) failure by the Borrower to replenish the Reserve Fund within the periods set forth in Section 4.01(c)(iii);

          (d) failure by the Borrower to pay when due any payment required to be made under this Agreement, other than payments under subsection (a), (b) and
(c) above, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee, unless the Authority or the Trustee shall agree in writing to an extension of such time prior to its expiration; or

          (e) failure by the Borrower to observe or perform any material covenant, condition or agreement on its part to be observed or performed hereunder or under the Related Documents, other than as referred to in subsections (a), (b), (c) and (d) of this Section, which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee, unless the Authority or the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that if such failure cannot be corrected within such sixty (60) day period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected; or

          (f) the Borrower, the Guarantor, or the Letter of Credit Bank, as applicable (if a Guaranty or Letter of Credit is then in effect), shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of itself or of any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Borrower or partners owning a majority interest in the Borrower shall take any action in furtherance of any of the foregoing (except in connection with a consolidation or a merger of the Borrower with or into another entity or transfer of all or substantially all the assets of the Borrower not prohibited by Section 5.01 hereof); provided, however, that should an Event of Default under this Section 7.01(f) be caused by the Guarantor or

Letter of Credit Bank, as applicable, no Event of Default shall exist, unless the Borrower fails to deliver to the Trustee a substitute Credit Enhancement, as contemplated under Section 4.09 hereof, within one hundred and eighty (180) days of the occurrence of such an event; or

          (g) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower, the Guarantor, or the Letter of Credit Bank, as applicable (if a Guaranty or Letter of Credit is then in effect), in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of one hundred eighty
(180) consecutive days; provided, however, that should an Event of Default under this Section 7.01(g) be caused by the Guarantor or Letter of Credit Bank, as applicable, no Event of Default shall exist, unless the Borrower fails to deliver to the Trustee a substitute Credit Enhancement, as contemplated under
Section 4.09 hereof, within one hundred and eighty (180) days of the occurrence of such an event; or

          (h) there shall have occurred an event of default under any lien junior to the Mortgage which shall have resulted in foreclosure proceedings involving the Mortgaged Property which proceeding shall have remained unstayed for one hundred twenty (120) consecutive days; or

          (i) the Guarantor or the Letter of Credit Bank, as applicable, shall fail to honor a draft or pay a claim under the Guaranty Agreement or the Letter of Credit, as applicable.

          The foregoing provisions of subsections (d) and (e) of this Section are subject to the following limitations: if by reason of Force Majeure, the Borrower is unable in whole or in part to carry out any of its covenants or agreements herein contained or in the Related Documents, failure of the Borrower to carry out any such covenants or agreements, other than the obligations on the part of the Borrower contained in Sections 4.01 and 5.01 hereof, shall not be deemed an Event of Default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

          The term "Force Majeure" shall mean, without limitation, the following:

          (a) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the Commonwealth or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; war; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

          (b) any cause, circumstance or event not reasonably within the control of the Borrower.

          The Borrower agrees, however, to use diligent efforts to overcome its inability to carry out such covenants or agreements by reason of such Force Majeure; provided, that the settlement of any disputes of any nature, including without limitation strikes, lockouts and other industrial disturbances, shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of any such disputes by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower.

          Section  7.02.  ACCELERATION; REMEDIES.  Whenever any Event of Default
                          ----------------------
shall have happened and be continuing, any one or more of the following remedial steps may be taken, provided that written notice of the default has been given to the Borrower by the Authority, the Trustee, or by the holders of a majority of the Bonds then outstanding and the default has not theretofore been cured, and provided further that no remedial steps shall be taken by the Authority, the effect of which would be to entitle the Authority to funds necessary for the payment of the principal of and interest on Bonds which have not yet matured or otherwise become due, unless such principal and interest shall have been declared due and payable in accordance with the Trust Agreement and such declaration shall not have been rescinded:

          (a) The Authority may at its option declare all unpaid amounts, payable under Section 4.01 hereof, to be immediately due and payable.

          (b) The Authority may take any action at law or in equity to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

          Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Trust Agreement.

          Section  7.03.  REMEDIES NOT EXCLUSIVE.  No remedy conferred upon or
                          ----------------------
reserved to the Authority in connection with the loan to the Borrower, pursuant to this Agreement, is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy either given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as it may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

          Section  7.04.  ATTORNEYS' FEES AND EXPENSES.  If an Event of Default
                          ----------------------------
shall occur and the Authority or the Trustee shall employ attorneys or incur other expenses for the collection of payments due hereunder, or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower will, on demand therefor, reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

          Section  7.05.  WAIVERS.  In view of the assignment of the Authority's
                          -------
rights under and interest in this Agreement to the Trustee by the provisions of the Trust Agreement, the Authority shall have no power to waive any default hereunder or extend the time for the correction of any default which would become an Event of Default by the Borrower, without the consent of the Trustee to such waiver.

                                 ARTICLE VIII

                            PREPAYMENT OF THE LOAN

          Section  8.01. PREPAYMENT OF THE LOAN.
                         ----------------------

          (a)  Optional Prepayment of the Loan.  In accordance with the
               -------------------------------
redemption procedure set forth in Article III of the Trust Agreement, the Borrower shall have the right to prepay this loan, in whole or in part:

               (i) at any time on or after January 1, 2005, at declining premiums in relation to the date fixed for such redemption based upon a percentage of the principal amount of the Bonds, as hereinafter set forth, together with accrued and unpaid interest to the date fixed for such redemption:

    DATE FIXED FOR REDEMPTION        % OF PRINCIPAL OF BONDS
    -------------------------        -----------------------

January 1, 2005-December 31, 2005       103%
January 1, 2006-December 31, 2006       102%
January 1, 2007-December 31, 2007       101%
January 1, 2008 and thereafter          100%

          (ii) At any time prior to December 31, 2004, in the event the Borrower sells or transfers a fifty percent (50%) or greater interest in the Project (whether through a partnership interest sale or transfer), at the redemption price of 104% of the principal amount of the Bonds to be so redeemed, together with accrued and unpaid interest to the date fixed for such redemption, or

          (iii) at any time, in part, if the monies are not deposited to the credit of the Reserve Fund, as provided in Section 5.20(a) hereof, from fifty percent (50%) of the net proceeds of any sale of an out-parcel or land pad, at declining premiums in relation to the date fixed for redemption, based upon a percentage of the principal amount of the Bonds, as hereinafter set forth, together with accrued and unpaid interest to the date fixed for such redemption:

    DATE FIXED FOR REDEMPTION        % OF PRINCIPAL OF BONDS
    -------------------------        -----------------------

Prior to January 1, 2005                  104%
January 1, 2005-December 31, 2005         103%
January 1, 2006-December 31, 2006         102%
January 1, 2007-December 31, 2007         101%
January 1, 2008 and thereafter            100%

          To exercise any of the options granted herein, the Borrower shall give to the Authority and the Trustee, at least forty-five (45) days prior to such optional redemption date, written notice setting forth (i) the date to be fixed for redemption; (ii) the amount to be prepaid; (iii) the principal amount of Bonds to be redeemed; and (iv) the maturity or maturities of the Bonds to be redeemed.

          The Borrower agrees to make, or cause to be made, the payments required under this Section 8.01(a) to the Trustee for deposit to the credit of the Bond Fund, in the amount due in respect of principal, interest and premium, if any, to be due on the Bonds on the redemption date, not less than forty-five
(45) days prior to the date fixed for redemption; so that sufficient funds will be on deposit in the Bond Fund on the date fixed for redemption.

          (b)  Special Mandatory Prepayment Without Premium. The Borrower shall
               --------------------------------------------
be obligated, and agrees, to prepay on each Principal Payment Date commencing January 1, 1996, a portion of the loan equal to a portion of the principal amount of the Bonds due on July 1, 2000, July 1, 2004, July 1, 2009, July 1, 2014 and July 1, 2020, in the respective amounts set forth below, together with accrued interest thereon to the date of redemption, without premium:

                                  BONDS DUE:
                                  ---------

             July 1, 2000                                   July 1, 2004
 Redemption Date      Amount to be Redeemed     Redemption Date     Amount to be Redeemed
- -----------------     ---------------------     ---------------     ---------------------
January 1, 1996             $295,000            January 1, 2001           $425,000
July 1, 1996                 310,000            July 1, 2001               440,000
January 1, 1997              320,000            January 1, 2002            460,000
July 1, 1997                 330,000            July 1, 2002               475,000
January 1, 1998              345,000            January 1, 2003            495,000
July 1, 1998                 355,000            July 1, 2003               510,000
January 1, 1999              370,000            January 1, 2004            530,000
July 1, 1999                 380,000            July 1, 2004               550,000
January 1, 2000              395,000
July 1, 2000                 410,000

            July 1, 2009                                    July 1, 2014
Redemption Date       Amount to be Redeemed     Redemption Date     Amount to be Redeemed
- -----------------     ---------------------     ---------------     ---------------------
January 1, 2005           $575,000              January 1, 2010          $  850,000
July 1, 2005               595,000              July 1, 2010                880,000
January 1, 2006            620,000              January 1, 2011             920,000
July 1, 2006               645,000              July 1, 2011                955,000
January 1, 2007            670,000              January 1, 2012             995,000
July 1, 2007               695,000              July 1, 2012              1,035,000
January 1, 2008            725,000              January 1, 2013           1,075,000
July 1, 2008               755,000              July 1, 2013              1,120,000
January 1, 2009            785,000              January 1, 2014           1,165,000
July 1, 2009               815,000              July 1, 2014              1,210,000

                   July 1, 2020
     Redemption Date          Amount to be Redeemed
     ---------------          ---------------------
     January 1, 2015              $1,260,000
     July 1, 2015                  1,310,000
     January 1, 2016               1,365,000
     July 1, 2016                  1,420,000
     January 1, 2017               1,475,000
     July 1, 2017                  1,535,000
     January 1, 2018               1,595,000
     July 1, 2018                  1,660,000
     January 1, 2019               1,730,000
     July 1, 2019                  1,800,000
     January 1, 2020               1,870,000
     July 1, 2020                  1,950,000



          The redemption price to be paid by the Borrower pursuant to this
Section 8.01(b) shall be 100% of the principal amount, plus accrued and unpaid interest to the redemption date. The Trustee may select which Bonds shall be redeemed in accordance with the terms of Section 301(g) of the Trust Agreement.

          In any such case described in the preceding paragraph, the Borrower shall be obligated to pay, on or prior to the redemption date set for the Bonds pursuant to Section 301(f) of the Trust Agreement, a sum sufficient, together with any other funds held by the Trustee and available for such purpose, pursuant to Section 4.01 hereof: (i) to redeem, on the date specified pursuant to the Trust Agreement, all outstanding Bonds at a redemption price equal to the principal amount of the Bonds; (ii) to pay the interest which will accrue on the Bonds to the date so fixed for their redemption; and (iii) to make all other payments required hereunder accrued and to accrue through the date fixed for such redemption.

          Section 8.02.  MANDATORY PREPAYMENT OF THE LOAN. The Borrower shall be
                         --------------------------------
obligated, and agrees, to prepay the outstanding principal balance due hereunder, without premium together with accrued and unpaid interest to the redemption date, upon the occurrence of the following events:

          (a) The cessation of operation of the Shopping Center as Industrial Facilities. A cessation of operation of the Shopping Center as Industrial Facilities shall not be deemed to have occurred (i) until one hundred twenty
(120) days shall have elapsed, after written notice has been given to the Borrower, with a copy to the Trustee, by the Authority that operations at the Shopping Center as Industrial Facilities have ceased and the Borrower shall not have demonstrated to the reasonable satisfaction of the Authority through a written certificate that the Shopping Center, is being operated as Industrial Facilities or that the Borrower is, in good faith, seeking to cause the resumption of an economically feasible operation of the Shopping Center as Industrial Facilities or (ii) until receipt by the Authority and the Trustee of written notice from the Borrower stating that operations at the Shopping Center have ceased to be operated as Industrial Facilities and that the Borrower has no present intention of causing the resumption of economically feasible operation of the Shopping Center as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically feasible operation of the Shopping Center as Industrial Facilities. The prepayment obligation described in this paragraph shall be subject to the Force Majeure limitation described in Section
7.01 of
this Agreement. The entire amount payable under Section 4.01 hereof upon the cessation of operation of the Shopping Center as Industrial Facilities shall be reduced by the principal amount of Bonds theretofore redeemed.

          If operations at the Shopping Center as Industrial Facilities shall have ceased for the period and after the notice provided for in this subsection and (a) the Borrower shall not have delivered the written certificate therein provided for or (b) the Borrower shall have delivered the notice provided for in
Section 8.02(a)(ii), then the Borrower shall be obligated to pay the entire amount payable under Section 4.01 hereof.

          (b) The Borrower shall be obligated, and agrees, to pay the entire amount payable under Section 4.01 hereof as required by Section 301 of the Trust Agreement upon the occurrence of an Event of Taxability as set forth in Section
5.10 hereof, in any two (2) taxable years of the Borrower.

          (c)  The Borrower shall prepay the entire amount payable under Section
4.01 hereof in the event of a Total Taking or Total Casualty of the Shopping Center.

          (d) Upon any such mandatory prepayment pursuant to this Section 8.02 the Borrower shall be obligated to pay, not less than forty-five (45) days prior to the redemption date set for the Bonds pursuant to Section 301 of the Trust Agreement, a sum sufficient, together with any other funds held by the Trustee and available for such purpose, (A) to redeem, on the date specified pursuant to the Trust Agreement, all outstanding Bonds, reduced by the principal amount of Bonds theretofore redeemed, at a redemption price equal to the principal amount of the Bonds, (B) to pay the interest which will have accrued and remained unpaid on said Bonds to the date so fixed for their redemption, and (C) to make all other payments, if any, required hereunder accrued and to accrue through the date fixed for such redemption.

          (e) The entire amount payable under Section 4.01 and this Article VIII hereof shall be reduced by the principal amount of Bonds theretofore redeemed.

          Section 8.03.  OTHER SPECIAL REDEMPTIONS:  (a)  The Bonds are subject
                         -------------------------
to redemption, in part, to the extent of funds remaining in the Project Fund on the earlier of (i) the Completion Date; (ii) the Mandatory Project Termination Date; or (iii) the date of the Trustee's receipt of a Borrower's certificate that the Shopping Center will not be completed.

          (b) The Bonds are subject to redemption, in accordance with the terms and conditions of Article IX of this Agreement by the Borrower giving notice of such redemption to the Trustee and the Authority, in whole or in part upon the occurrence of a Casualty to, or a Taking, that is not a Total Taking of or Total Casualty to the Shopping Center.

          In each such case, such redemption shall be made on a date occurring not less than forty five (45) days after (i) the date set forth in Section 8.03(a) or (ii) the notice of such redemption under Section 8.03(b), and shall be at a redemption price equal to 100% of the principal amount, without premium, plus accrued and unpaid interest to the redemption date.

          Upon any special prepayment pursuant to this Section 8.03, the Borrower agrees to make, or cause to be made, the payments required hereunder to the Trustee for deposit to the credit of the Bond Fund, in the amount due in respect of principal, interest to be due on the Bonds on the redemption date, not less than forty-five (45) days prior to the date fixed for redemption, so that funds will be on deposit in the Bond Fund on the date fixed for redemption.

          Section 8.04.  RELATIVE POSITION OF LOAN AGREEMENT AND TRUST
                         ---------------------------------------------
AGREEMENT. The rights and the obligations of the Borrower in this Article VIII shall be and remain prior and superior to the Trust Agreement and may be exercised or shall be fulfilled, as the case may be, whether or not the Borrower is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

                                  ARTICLE IX

                     DAMAGE, DESTRUCTION AND CONDEMNATION:
                              USE OF NET PROCEEDS

          Section 9.01.  DAMAGE, DESTRUCTION AND CONDEMNATION.  Unless the
                         ------------------------------------
Borrower shall have exercised its option to prepay the amounts payable under this Agreement pursuant to the provisions of Article VIII hereof, if prior to full Payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Trust Agreement) (i) the Mortgaged Property or any portion thereof is destroyed (totally or partially) or is damaged by fire or other casualty, or (ii) title to any interest in, or the temporary use of, the Mortgaged Property or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, Borrower shall be subject to the provisions of this Article IX with respect to the application of proceeds to which the Borrower would be entitled by reason of such casualty or taking.

          Section 9.02.  APPLICATION OF NET PROCEEDS.  In the event of any
                         ---------------------------
damage, loss or destruction of the Mortgaged Property or any part thereof (a "Casualty"), the Borrower shall give notice thereof to the Authority, which shall describe the nature and extent of such damage or destruction and shall set forth the Borrower's best estimate at that time of the cost of repair, restoration or rebuilding (the "Restoration") of the damaged Mortgaged Property and the period of time required to complete such Restoration. Any amounts received or payable as a result of a Casualty shall be paid and delivered directly to the

Authority by the concerned insurance companies. The insurance proceeds, net of all the costs, fees and expenses incurred by the Authority and the Borrower in the collection thereof (the "Net Insurance Proceeds"), received or payable on account of a Casualty shall be applied as herein stated.

          If the estimated cost of the Restoration does not exceed $500,000, and if no default under this Agreement, the Pledge Agreement, the Mortgage, the Mortgage Note or any other Related Document exists, and no event shall have occurred which, with the giving of notice or passage of time, or both, would constitute such default, the Net Insurance Proceeds shall be delivered by the Authority to the Borrower who shall promptly and diligently apply the same exclusively to the Restoration of the Mortgaged Property. In the event such costs and expenses exceed the Net Insurance Proceeds, the Borrower will pay the difference.

          The Authority, Trustee, and Borrower will cause the Net Insurance Proceeds resulting from any event described in Section 9.01(i) involving amounts in excess of $500,000 to be deposited in the Casualty and Condemnation Award Fund. All net proceeds so deposited shall be applied as follows:

          (a) In the event (i)(A) of a Casualty of all or substantially all of the Mortgaged Property which, in the judgment of the Borrower, renders the Mortgaged Property remaining after such Casualty physically or economically not suitable for the restoration, replacement or rebuilding of such property to substantially its condition, character and value immediately prior to the occurrence of such Casualty, and the Borrower by not performing the Restoration shall not breach the terms of any of the Leases (any such Casualty hereinafter referred to as a "Total Casualty") or (B) the Borrower does not elect to or cannot apply the Net Insurance Proceeds as provided in Section 9.02(b), because the Restoration is not economically feasible, and (ii) upon receipt of evidence that Borrower will be able to provide sufficient funds to redeem all the Bonds in full, then the Net Insurance Proceeds shall be applied to the redemption of the Bonds in accordance with Section 8.03(b) hereof.

          (b) In cases other than upon the occurrence of a Total Casualty, the Borrower may elect to apply the Net Insurance Proceeds toward the cost of the Restoration of the damaged Mortgaged Property by giving written notice of its intention as promptly as possible after the occurrence of such Casualty. The Authority shall make available to the Borrower the Net Insurance Proceeds in accordance and subject to the following procedures and conditions:

              If the estimated cost of the Restoration of the Mortgaged Property exceeds $500,000 prior to the commencement of any work on the Restoration of the damaged Mortgaged Property, the Borrower shall submit, deliver or otherwise deposit with the Authority and the Trustee:

          (i) an estimate of the cost of the Restoration of the damaged Mortgaged Property approved by an architect or engineer, licensed in the Commonwealth;

          (ii) the plans and specifications for the Restoration of the damaged Mortgaged Property prepared by an architect or engineer licensed in the Commonwealth;

          (iii) the amount, if any, by which the estimated costs of the Restoration of the damaged Mortgaged Property exceed the Net Insurance Proceeds. The Net Insurance Proceeds together with the amounts deposited by the Borrower pursuant to the preceding sentence shall be disbursed by the Trustee to the Borrower, from time to time as the work progresses, for the reimbursement of costs and expenses incurred by the Borrower in Restoration of the damaged Mortgaged Property, pursuant to certifications issued by the supervising architect or engineer, selected by the Borrower and approved by the Authority;

          (iv) The Borrower shall deliver to the Authority evidence of a lump sum construction contract with a contractor acceptable to the Authority for the Restoration work; and

          (v) The Borrower shall deliver to the Authority one hundred percent (100%) payment and performance bond for the Restoration;

          (vi) evidence of adequate insurance coverage during the Restoration;

          (vii) binding commitments from tenants occupying seventy-five percent (75%) of the gross leasable area of the Mortgaged Property to honor their lease commitments upon completion of the Restoration;

          (viii) an assignment of any business interruption insurance proceeds or a cash deposit sufficient to cover all principal and interest payments due on the Bonds during the Restoration period;

          (ix) evidence that the contemplated Restoration of the damaged Mortgaged Property shall be of a character and nature such that the Mortgaged Property shall return to the same or similar function than the one they had immediately prior to the occurrence of the Casualty;

          In addition to the foregoing the following conditions shall be complied with:

          (i) There shall exist no uncured Event of Default under this Agreement, the Pledge Agreement, the Mortgage, the Mortgage Note, or any other Related Document, and no event shall have occurred which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default;

          (ii) The Restoration of the damaged Mortgaged Property shall be done and completed by the Borrower in an expeditious and diligent fashion, in compliance with all applicable laws, statutes, ordinances, regulations, orders, rules and covenants;

          (iii) All costs and expenses incurred by the Authority in connection with making the Net Insurance Proceeds and the funds deposited by the Borrower pursuant to the provisions hereof available to the Borrower for the Restoration of the damaged Mortgaged Property, including, without limitation, counsel fees and the Architect's fees, shall be paid by the Borrower.

          (iv) In the event that the Borrower fails to comply with any of the foregoing, the Net Insurance Proceeds on account of a Casualty shall be applied by the Authority as provided in Section 9.02(a) above.

          (v) In the event the costs and expenses of the Restoration exceed the Net Insurance Proceeds, the Borrower will pay the difference.

     (c) In the event of a taking of all or any part of the Mortgaged Property by eminent domain or condemnation or transfer in lieu thereof, (a "Taking") or the commencement of any proceedings or negotiations which might result in such Taking, the Borrower will promptly give written notice thereof to the Authority generally describing the nature and extent of such Taking or the nature and extent of the Taking which might result therefrom. The Authority may participate jointly with the Borrower in said proceedings or negotiations, and the Borrower shall deliver to the Authority all instruments and necessary documents to permit such participation. The Borrower shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence. The Borrower will pay all costs, fees, and expenses reasonably incurred by the Authority in connection with any Taking and seeking and obtaining any award or payment on account thereof, including, without limitation, attorney's fees.

     (d) All awards and payments on account of a Taking shall be delivered to the Authority. The Borrower shall execute and deliver any and all assignments, endorsements or other instruments necessary to assign and transfer to the Authority all such awards and payments free and clear of all liens and encumbrances. The awards and payments on account of a Taking, net of all the costs, fees and expenses incurred by the Authority and the Borrower in the collection thereof (the "Net Condemnation Proceeds"), shall be applied as stated herein. The Authority, Trustee, and Borrower will cause the Net Condemnation Proceeds resulting from any event described in Section 9.01(ii) involving amounts in excess of $500,000 to be deposited in the Casualty and Condemnation Award Fund. All Net Condemnation Proceeds so deposited shall be applied as follows:

          (i) In the case of a Taking of all or substantially all of the Mortgaged Property which in the judgment of the Borrower renders the Mortgaged Property remaining after such Taking physically or economically not feasible or suitable for the Restoration of such property to substantially its condition, character and value immediately prior to the occurrence of such Taking, and the Borrower by not performing such Restoration shall not breach the terms of any of the Leases (any such Taking hereinafter referred to as a "Total Taking"), the Net Condemnation Proceeds shall be applied to the redemption of the Bonds in accordance to Section 8.02(c) hereof.

          (ii) In all cases other than upon the occurrence of a Total Taking, the Borrower may elect to apply the Net Condemnation Proceeds toward the cost of the Restoration of the Mortgaged Property in the same manner and subject to the same conditions established for cases other than a Total Casualty in Section 9.02(b) above.

          Section 9.03.  COOPERATION OF AUTHORITY.  The Authority shall
                         ------------------------
cooperate fully with Borrower, at the expense of Borrower, in filing any proof of loss with respect to any insurance policy covering the casualties described in Section 9.01 hereof and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Shopping Center or any part thereof, or any property of Borrower in connection with which the Mortgaged Property is used and may, with the prior written consent of the Authority, litigate in any proceeding resulting therefrom and in the name and on behalf of the Authority. In no event will the Authority voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim or any prospective or pending condemnation proceeding with respect to the Mortgaged Property or any part thereof without the written consent of an Authorized Borrower Representative.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.01.  TERMINATION.  This Agreement and all obligations of
                          -----------
the parties hereunder, other than the obligations of the Borrower under Sections
4.06 and 5.08 hereof, shall terminate upon (i) Payment of the Bonds hereunder, and (ii) payment or satisfaction of all other obligations incurred by the Authority or the Borrower under this Agreement, including (without limitation) interest, premiums, and other charges, if any, thereon. Upon such termination, any amounts remaining in the Bond Fund and any other fund established under the Trust Agreement not needed for payment of the aforesaid items, shall belong to and be paid to the Borrower by the Trustee in accordance with the provisions of the Trust Agreement.

          Section  10.02.  REFERENCE TO BONDS INEFFECTIVE AFTER BONDS  PAID.
                           ------------------------------------------------
Upon Payment of the Bonds, including all fees and charges of the Trustee, all references in this Agreement to the Bonds and the Trustee shall be ineffective and the Trustee, the Authority and the holders of any of the Bonds shall not thereafter have any rights hereunder, other than with respect to the obligations of the Borrower under Sections 4.05 and 5.08 hereof.

          Section  10.03.  NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER.  In the
                           ------------------------------------------
event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          Section  10.04.  AUTHORITY REPRESENTATIVE.  Whenever under the
                           ------------------------
provisions of this Agreement, the approval of the Authority is required or the Authority is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Authority Representative; and the Borrower and the Trustee shall be authorized to act on any such approval or action.

          Section  10.05.  AUTHORIZED BORROWER REPRESENTATIVE. Whenever under
                           ----------------------------------
the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval shall be made or such action shall be taken by an Authorized Borrower Representative; and the Authority and the Trustee shall be authorized to act on any such approval or action.

          Section 10.06. CONFIDENTIAL INFORMATION.  Notwithstanding anything to
                         ------------------------
the contrary contained in this Agreement, the Borrower shall not be required to disclose, or to permit the Authority, the Trustee or others to acquire access to, any trade secrets of the Borrower or any Affiliate or any other processes, techniques or information deemed by the Borrower to be proprietary or confidential.

          Section  10.07.  NOTICES.  All notices, certificates, requests or
                           -------
other communications between the Authority, the Borrower and the Trustee, required to be given hereunder or under the Trust Agreement shall be addressed as follows:

If to the Authority:          Puerto Rico Industrial, Tourist,
                              Educational, Medical, and Environmental Control
                              Facilities Financing Authority
                              c/o Government Development Bank for
                              Puerto Rico
                              G.P.O. Box 42001
                              San Juan, Puerto Rico 00940
                              Telecopy No. (809)726-1440
                              Attention:  Executive Director

If to the Borrower:           Palma Real Associates, S.E.
                              255 Ponce de Leon Avenue, Suite 1501
                              Royal Bank Center
                              Hato Rey, Puerto Rico  00917

                              Attention: President

                              Telefax:  (809) 753-8647

With copy to:                 Samuel Susi, Esq.
                              1900 Glades Road
                              Suite 280
                              Boca Raton, FL  33431

                              Ms. Mari Lee Holtzman
                              100 South Dixie Highway
                              Suite 200
                              West Palm Beach, Florida  33431

                              Telefax: (407)659-3185

If to the Trustee:            Banco Popular de Puerto Rico
                              Banco Popular Center
                              209 Luis Munoz Rivera Avenue
                              Hato Rey, Puerto Rico

                              Attn:  Luis Cintron, Esq.
                                    Corporate Trust Department

                              Telefax:  (809) 754-1267

If to Rating Agency:          Duff & Phelps Credit Rating Co.
                              55 East Monroe Street
                              Chicago, Illinois  80803

                              Attn:  Structured Finance-Commercial Real
                              Estate Group Monitoring

                              Telefax:  (312) 263-2650

          All such notices and communications shall be effective (i) if given by telex, TWX, or telecopier, when transmitted to the telex, TWX, or telecopier number specified as aforesaid and in the case of telecopy or of telex evidence of receipt or the appropriate answerback is received, (ii) if given by mail or telegram, three days after the date it is deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, and (iii) if given by other means, when delivered at the address specified as aforesaid. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, or the Trustee shall also be given to each of the others. The Borrower, the Authority, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent. In any case when the date of any notice, deposit or payment under the terms of this Agreement shall be fixed on a Saturday or Sunday or a day not a Business Day, then such notice, deposit or payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed by the Agreement for such notice, deposit or payment.

          Section  10.08.  BENEFITS; BINDING EFFECT.  This Agreement shall inure
                           ------------------------
to the benefit of the Authority and the Borrower, and shall be binding upon the Authority, the Borrower and their respective successors and assigns, subject, however, to the provisions contained in Section 5.01 and Section 6.01.

          Section  10.09.  IF PAYMENT OR PERFORMANCE DATE NOT ON  BUSINESS DAY.
                           ---------------------------------------------------
If the date for making payment, or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made, or act performed, or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Agreement, and no interest shall accrue for the period after such nominal date.

          Section  10.10.  SEVERABILITY.  In the event any provision of this
                           ------------
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          Section  10.11.  AMENDMENTS, CHANGES, AND MODIFICATIONS. Subsequent to
                           --------------------------------------
the issuance of the Bonds and prior to Payment of the Bonds, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Trust Agreement.

          Section  10.12.  EXECUTION IN COUNTERPARTS.  This Agreement may be
                           -------------------------
executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section  10.13.  APPLICABLE LAW.  This Agreement shall be governed by
                           --------------
and construed in accordance with the laws of the Commonwealth.

          Section  10.14.  NO CHARGE AGAINST CREDIT.  No provision hereof shall
                           ------------------------
be construed to impose a charge against the general credit of the Authority, or shall impose any personal or pecuniary liability upon any director, official or employee of the Authority.

          Section  10.15.  AUTHORITY NOT LIABLE.  Notwithstanding any other
                           --------------------
provision of this Agreement, (i) the Authority shall not be liable to the Borrower, the Trustee, any holder of any of the Bonds, or any other Person, for any failure of the Authority to take action under this Agreement, unless the Authority (x) is requested in writing by an appropriate Person to take such action and (y) is assured of payment of, or reimbursement for, any expenses in such action, and (ii) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Authority nor any director of the Authority shall be liable to the Borrower, the Trustee, any holder of any of the Bonds, or any other Person for any action taken by it or by its officers, servants, agents or employees, or for any failure to take action under this Agreement or the Trust

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

Agreement. In acting under this Agreement, the Authority may conclusively rely on the advice of its legal counsel.

          Section  10.16.  LOAN AGREEMENT SUPERSEDES PRIOR AGREEMENTS.  This
                           ------------------------------------------
Agreement, together with the Related Documents, supersedes any other prior agreements or understandings, written or oral, between the parties with respect to the Project.

          Section  10.17.  CONSENT NOT TO BE WITHHELD.  The consents and
                           --------------------------
authorizations required under this Agreement of the Borrower, the Authority or the Trustee shall not be unreasonably delayed, withheld or denied.

          IN WITNESS WHEREOF, the Authority and the Borrower have  caused  this
Agreement to  be executed  in their respective legal        names and the
signatures of duly authorized persons to be attested or witnessed, all as of the date first above written.

PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND
ENVIRONMENTAL CONTROL
FACILITIES FINANCING AUTHORITY



By:____________________________   [SEAL]
     Gregory Kaufman
     Executive Director

ATTEST:

_______________________________
SECRETARY

                                 PALMA REAL ASSOCIATES, S.E.


                                 By:____________________________
                                 Mark B. Davis
                                 Managing Partner

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